CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                  EXHIBIT 10.10

                                 INSULIN INHALER

                                   DEVELOPMENT

                                    AGREEMENT

                                 BY AND BETWEEN

                          BECTON, DICKINSON AND COMPANY

                                       AND

                                  AEROGEN, INC.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.       DEFINITIONS..............................................................................................1

         1.1      "AeroGen Know-How"..............................................................................1

         1.2      "AeroGen Patents"...............................................................................1

         1.3      "AeroGen Technology"............................................................................2

         1.4      "Affiliate".....................................................................................2

         1.5      "BD Cartridge"..................................................................................2

         1.6      "BD Know-How"...................................................................................2

         1.7      "BD Patents"....................................................................................2

         1.8      "BD Percentage".................................................................................2

         1.9      "BD Technology".................................................................................2

         1.10     "Cartridge".....................................................................................2

         1.11     "Confidential Information"......................................................................2

         1.12     "Controlled"....................................................................................2

         1.13     "Critical System Specifications"................................................................2

         1.14     "Development Patents"...........................................................................2

         1.15     "Development Invention".........................................................................2

         1.16     "Development Technology"........................................................................2

         1.17     "Development Term"..............................................................................2

         1.18     "Drug"..........................................................................................3

         1.19     "Field".........................................................................................3

         1.20     "Final Specifications"..........................................................................3

         1.21     "Information"...................................................................................3

         1.22     "Inhaler".......................................................................................3

         1.23     "Initial Phase II Trials".......................................................................3

         1.24     "Interface".....................................................................................3

         1.25     "Interface Technology"..........................................................................3

         1.26     "Interim Technical Specifications"..............................................................3

         1.27     "Joint Development Team" or "JDT"...............................................................3

         1.28     "Joint Know-How"................................................................................3

         1.29     "Joint Patents".................................................................................3

         1.30     "Joint Technology"..............................................................................3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       i

         1.31     "Marketing Partner".............................................................................3

         1.32     "NDA"...........................................................................................3

         1.33     "Net Sales".....................................................................................4

         1.34     "Partnering Agreement"..........................................................................4

         1.35     "Patent"........................................................................................4

         1.36     "Preliminary Final Specifications"..............................................................4

         1.37     "Product".......................................................................................4

         1.38     "Qualified Supplier"............................................................................4

         1.39     "Retail Product"................................................................................4

         1.40     "Royalty" or "Royalties"........................................................................4

         1.41     "Specifications"................................................................................4

         1.42     "Steering Committee"............................................................................4

         1.43     "Stock Purchase Agreement"......................................................................4

         1.44     "Supply Agreement"..............................................................................4

         1.45     "Technical Development Plan"....................................................................4

         1.46     "Technical Development Program".................................................................4

         1.47     "Third Party"...................................................................................5

         1.48     "Valid Claim"...................................................................................5

         1.49     "Validation Studies"............................................................................5

2.       OVERVIEW.................................................................................................5

         2.1      Development of the Product......................................................................5

         2.2      Commercialization...............................................................................5

3.       MANAGEMENT...............................................................................................5

         3.1      Joint Development Team..........................................................................5

         3.2      Steering Committee..............................................................................6

         3.3      Limitation of Powers............................................................................8

         3.4      Liaisons........................................................................................8

4.       TECHNICAL DEVELOPMENT PROGRAM............................................................................8

         4.1      Technical Development Plan......................................................................8

         4.2      AeroGen Development Activities..................................................................8

         4.3      BD Development Activities.......................................................................8

         4.4      Conduct of Technical Development Program........................................................9

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       ii

         4.5      Development of Product Specifications...........................................................9

         4.6      Records and Reports.............................................................................9

         4.7      Invention Assignment Agreements................................................................10

5.       CLINICAL DEVELOPMENT....................................................................................10

         5.1      AeroGen Responsibilities.......................................................................10

         5.2      BD Participation...............................................................................11

6.       COMMERCIALIZATION.......................................................................................11

         6.2      BD Right to Secure Marketing Partner...........................................................11

         6.3      Failure to Obtain a Marketing Partner..........................................................11

         6.4      Services by BD.................................................................................12

7.       MANUFACTURING AND SUPPLY................................................................................12

         7.1      Supply of the Drug.............................................................................12

         7.2      Manufacture and Supply of the Cartridge........................................................12

         7.3      Exclusivity....................................................................................13

         7.4      Use of AeroGen Intellectual Property...........................................................14

         7.5      Cost Standards.................................................................................14

8.       LICENSE GRANTS..........................................................................................14

         8.1      To BD..........................................................................................14

         8.2      To AeroGen.....................................................................................15

         8.3      Use of the BD Cartridge Outside of the Field...................................................15

         8.4      Reservation of Rights..........................................................................15

9.       ROYALTIES...............................................................................................16

         9.1      Royalties......................................................................................16

         9.2      Pre-Paid Royalties.............................................................................16

         9.3      Calculation of BD Percentage in Certain Circumstances..........................................16

         9.4      Upfront Payments...............................................................................17

         9.5      Payment of the BD Percentage...................................................................17

         9.6      Audits.........................................................................................17

10.      INTELLECTUAL PROPERTY...................................................................................18

         10.1     Ownership......................................................................................18

         10.2     Patent Matters.................................................................................19

         10.3     Defense and Settlement of Third Party Claims...................................................20

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      iii

         10.4     Infringement By Third Parties..................................................................20

         10.5     Settlements....................................................................................20

11.      CONFIDENTIALITY.........................................................................................20

         11.1     Treatment of Confidential Information..........................................................21

         11.2     Publications...................................................................................21

         11.3     Publicity......................................................................................21

         11.4     Terms of the Agreement.........................................................................22

         11.5     Required Disclosure............................................................................22

         11.6     Survival of Confidentiality....................................................................22

12.      REPRESENTATIONS AND COVENANTS...........................................................................22

         12.1     Mutual Authority...............................................................................22

         12.2     BD Representations and Warranties..............................................................22

         12.3     AeroGen Representations and Warranties.........................................................23

         12.4     Disclaimer.....................................................................................23

13.      TERM AND TERMINATION....................................................................................23

         13.1     Term...........................................................................................23

         13.2     Termination For Other Than Cause...............................................................23

         13.3     Termination For Breach.........................................................................26

         13.4     Effect of Termination..........................................................................27

         13.5     Bankruptcy Rights..............................................................................27

         13.6     Survival.......................................................................................27

14.      INDEMNIFICATION.........................................................................................27

         14.1     By AeroGen.....................................................................................27

         14.2     By BD..........................................................................................27

         14.3     Apportionment..................................................................................28

         14.4     Notice and Procedures..........................................................................28

15.      MISCELLANEOUS...........................................................................................28

         15.1     Entire Agreement; Amendment....................................................................28

         15.2     Dispute Resolution.............................................................................28

         15.3     Force Majeure..................................................................................29

         15.4     Notices........................................................................................29

         15.5     Limitation of Liability........................................................................30

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       iv

         15.6     Consents Not Unreasonably Withheld or Delayed..................................................30

         15.7     Independent Contractors........................................................................30

         15.8     Maintenance of Records.........................................................................30

         15.9     United States Dollars..........................................................................30

         15.10    No Strict Construction.........................................................................30

         15.11    Assignment.....................................................................................30

         15.12    Performance by Affiliates......................................................................30

         15.13    Counterparts...................................................................................31

         15.14    Further Actions................................................................................31

         15.15    Severability...................................................................................31

         15.16    Ambiguities....................................................................................31

         15.17    Headings.......................................................................................31

         15.18    No Waiver......................................................................................31

EXHIBIT 1  CRITICAL SYSTEM SPECIFICATIONS........................................................................33

EXHIBIT 2  TECHNICAL DEVELOPMENT PLAN............................................................................34

EXHIBIT 4  POTENTIAL INVENTORS...................................................................................43

EXHIBIT 5  FORM OF STANDARD EMPLOYMENT AGREEMENT.................................................................44

EXHIBIT 6  AEROGEN INHALER WITH BD CARTRIDGE.....................................................................45


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                      INSULIN INHALER DEVELOPMENT AGREEMENT

         THIS INSULIN INHALER DEVELOPMENT AGREEMENT (the "Agreement") is executed as of May 10, 2000 (the "Signing Date") and effective as of the 1st day of January, 2000 (the "Effective Date") by and between AEROGEN, INC., a Delaware corporation having its principal place of business at 1310 Orleans Drive, Sunnyvale, CA 94089 ("AeroGen"), and BECTON, DICKINSON AND COMPANY, a New Jersey corporation having its principal place of business at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1866 ("BD"). AeroGen and BD are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

WHEREAS, AeroGen has developed and possesses proprietary drug delivery technology, including without limitation an aerosol generator device useful for the systemic delivery of insulin as further described herein; and

WHEREAS, BD possesses extensive experience in the development and commercialization of medical devices and components thereof, including without limitation devices for the delivery of insulin; and

WHEREAS, AeroGen and BD desire to enter into a collaboration for the development of a product for the systemic delivery of insulin to humans, pursuant to the terms and conditions of this Agreement, with the goal of achieving rapid, effective development and worldwide registration of a pulmonary insulin inhaler with a titratable dosing mechanism that has broad commercial appeal;

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the Parties hereby agree as follows:

1.       DEFINITIONS

         The following capitalized terms shall have the following meanings as used in this Agreement:

         1.1 "AEROGEN KNOW-HOW" means all Information Controlled by AeroGen during the term of this Agreement that is necessary or useful for (a) BD's conduct of its design and development activities with respect to the Interface and the BD Cartridge hereunder, and/or (b) BD's manufacture or sale of the BD Cartridge hereunder. "AeroGen Know-How" includes the Development Technology solely owned by AeroGen pursuant to Section 10.1(a), but specifically excludes the AeroGen Patents and the Joint Know-How.

         1.2 "AEROGEN PATENTS" means all Patents Controlled by AeroGen during the term of this Agreement to the extent that such Patents contain one or more claims covering an invention that is practiced by BD (a) in the conduct of its design and development activities with respect to the Interface and the BD Cartridge hereunder, and/or (b) in the manufacture or sale of the BD Cartridge hereunder. "AeroGen Patents" includes any Patents covering the Development Technology that are solely owned by AeroGen pursuant to Section 10.1(a), but specifically excludes the Joint Patents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       1.

         1.3 "AEROGEN TECHNOLOGY" means the AeroGen Know-How and the AeroGen Patents.

         1.4 "AFFILIATE" means any company or entity controlled by, controlling or under common control with a Party. As used in this Section 1.4, "control" means that (a) an entity or company owns, directly or indirectly, fifty percent (50%) or more of the voting stock of another entity, or (b) an entity, person or group has the actual ability to control and direct the management of the entity, whether by contract or otherwise.

         1.5 "BD CARTRIDGE" means the Cartridge developed by BD pursuant to this Agreement which interfits with the Inhaler, for example, as illustrated in Exhibit 6 hereto.

         1.6 "BD KNOW-HOW" means all Information Controlled by BD during the term of this Agreement that is necessary or useful for the development, manufacture, use or sale of the BD Cartridge, the Interface or any improvements thereto. "BD Know-How" includes the Development Technology solely owned by BD pursuant to Section 10.1(a), but specifically excludes the Joint Know-How and the BD Patents.

         1.7 "BD PATENTS" means all Patents Controlled by BD during the term of this Agreement to the extent that such Patents contain one or more claims covering an invention that is practiced by AeroGen (or its sublicensees hereunder) in the development, manufacture, use, importation, offer for sale or sale of the BD Cartridge, the Interface or any improvements thereto. "BD Patents" includes any Patents covering the Development Technology that are solely owned by BD pursuant to Section 10.1(a), but specifically excludes the Joint Patents.

         1.8      "BD PERCENTAGE" shall have the meaning ascribed in Section
9.1.

         1.9      "BD TECHNOLOGY" means the BD Patents and the BD Know-How.

         1.10 "CARTRIDGE" means a titratable container and dispensing mechanism for pulmonary delivery of the Drug.

         1.11     "CONFIDENTIAL INFORMATION" shall have the meaning ascribed in
Section 11.1.

         1.12 "CONTROLLED" means, with respect to any material, Information or intellectual property right, possession of the ability by a Party to grant access, a license, or a sublicense to such material, Information or intellectual property right as provided for herein without violating an agreement with a Third Party as of the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

         1.13 "CRITICAL SYSTEM SPECIFICATIONS" means the critical design and performance criteria for the Product set forth in Exhibit 1 hereto.

         1.14 "DEVELOPMENT PATENTS" means any Patents claiming a Development Invention; provided, however, that such Patents do not include any continuation or division applications claiming priority to a parent application or continuation-in-part application filed prior to the commencement of the Development Term.

         1.15 "DEVELOPMENT INVENTION" means an invention in the Development Technology.

         1.16 "DEVELOPMENT TECHNOLOGY" means all Information created or developed pursuant to the Technical Development Program or thereafter pursuant to this Agreement, either solely by a Party or jointly by the Parties, and all Patents covering such Information.

         1.17 "DEVELOPMENT TERM" means the period beginning on the Effective Date and ending on the earlier of (a) [*], or (b) [*], unless extended by mutual written agreement of the Parties.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       2.

         1.18 "DRUG" means a solution or liquid suspension of short-acting human insulin, including without limitation reconstituted powder.

         1.19     "FIELD" means the treatment of diabetes mellitus in humans.

         1.20 "FINAL SPECIFICATIONS" mean the final specifications for the Product that are required for the use of the Product in Phase III clinical studies in the Field, to be developed by the JDT pursuant to Section 4.5(c).

         1.21 "INFORMATION" means (a) techniques, data, inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, regulatory submissions, correspondence and communications, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions, and (b) compositions of matter, assays and biological materials, and all intellectual property rights in and to any of the foregoing.

         1.22 "INHALER" means AeroGen's proprietary aerosol generator and related components (excluding the Cartridge) for the pulmonary delivery of the Drug for use in the Field.

         1.23 "INITIAL PHASE II TRIALS" means the first clinical study for the use of the Inhaler in patients in the Field conducted in any location.

         1.24 "INTERFACE" means the interface and/or interconnection between the Inhaler and the BD Cartridge.

         1.25     "INTERFACE TECHNOLOGY" shall have the meaning ascribed in
Section 10.1(a)(iii).

         1.26 "INTERIM TECHNICAL SPECIFICATIONS" means the technical specifications for the [*] for the Product, to be determined by the JDT pursuant to Section 4.5(a) based upon the Critical System Specifications and the work conducted pursuant to the Technical Development Plan.

         1.27 "JOINT DEVELOPMENT TEAM" OR "JDT" means the joint development team described in Section 3.1 that shall oversee the Parties' activities under the Technical Development Program.

         1.28 "JOINT KNOW-HOW" means all Information in the Development Technology jointly owned by the Parties in accordance with Section 10.1(a), provided that "Joint Know-How" shall specifically exclude the Joint Patents.

         1.29 "JOINT PATENTS" means any Patents claiming a Development Invention and jointly owned by the Parties in accordance with Section 10.1(a).

         1.30     "JOINT TECHNOLOGY" means the Joint Know-How and the Joint
Patents.

         1.31 "MARKETING PARTNER" means a Third Party with whom AeroGen has entered into a Partnering Agreement.

         1.32 "NDA" means a New Drug Application filed with the U.S. Food and Drug Administration.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.

         1.33 "NET SALES" means, with respect to each Partnering Agreement, net sales of the Retail Product as defined in such agreement; provided that in no event shall "Net Sales" include any deduction for any discounts given for bundling the Retail Product with products other than the Product, the Inhaler or the BD Cartridge.

         1.34 "PARTNERING AGREEMENT" means a written agreement between AeroGen and a Third Party for the commercial development, promotion, manufacture (other than manufacture of a Cartridge), marketing and/or sale and distribution of the Product in any country of the world.

         1.35 "PATENT" means (a) unexpired letters patent which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, inventor's certificate, reissue, re-examination, renewal or any like filing thereof; and (b) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

         1.36 "PRELIMINARY FINAL SPECIFICATIONS" means the preliminary final specifications for the Product required for the conduct of the Validation Studies, to be developed by the JDT pursuant to Section 4.5(b).

         1.37 "PRODUCT" means any product for the pulmonary delivery of the Drug comprising the Inhaler and the BD Cartridge.

         1.38     "QUALIFIED SUPPLIER" shall have the meaning ascribed in
Section 7.1(a).

         1.39 "RETAIL PRODUCT" means either (a) the Product; (b) the BD Cartridge filled with the Drug; or (c) the Inhaler, in such case packaged separately for retail sale.

         1.40 "ROYALTY" OR "ROYALTIES" means a percentage of Net Sales actually received by AeroGen from a Marketing Partner pursuant to a Partnering Agreement from sales of the Retail Product in any country covered by such Partnering Agreement.

         1.41 "SPECIFICATIONS" means the Critical System Specifications, the Interim Technical Specifications, the Preliminary Final Specifications or the Final Specifications, as applicable.

         1.42     "STEERING COMMITTEE" means the committee described in Section
3.2 that shall oversee the commercialization activities of the Parties hereunder.

         1.43 "STOCK PURCHASE AGREEMENT" means that certain stock purchase agreement entered into as of the Signing Date, whereby BD shall purchase from AeroGen shares of AeroGen Series E Preferred Stock.

         1.44     "SUPPLY AGREEMENT" means the agreement described in Section
7.2.

         1.45 "TECHNICAL DEVELOPMENT PLAN" shall have the meaning ascribed in Section 4.1.

         1.46 "TECHNICAL DEVELOPMENT PROGRAM" means the collaborative activities to be conducted by the Parties to develop the Product under the direction of the JDT during the Development Term, as further described in
Article 4.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       4.

         1.47 "THIRD PARTY" means any entity other than AeroGen or BD or their respective Affiliates.

         1.48 "VALID CLAIM" shall mean a claim of an issued and unexpired Patent that (a) is included within the AeroGen Technology, BD Technology or the Joint Technology, (b) claims the manufacture, use or sale of the Product and (c) has not been held unenforceable, unpatentable, or invalid by a court or other governmental agency of competent jurisdiction, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

         1.49     "VALIDATION STUDIES" shall have the meaning ascribed in
Section 5.1(b).

2.       OVERVIEW

         2.1 DEVELOPMENT OF THE PRODUCT. Commencing promptly following the Effective Date and during the Development Term, the Parties shall undertake the Technical Development Program in accordance with the Technical Development Plan, pursuant to which AeroGen shall develop the Inhaler and a manufacturing process therefor, BD shall develop the BD Cartridge and a manufacturing process therefor and the Parties shall jointly develop the Interface, all as further described in Article 4. The Parties' efforts under the Technical Development Program shall be overseen by the JDT, as further described in Section 3.1.

         2.2 COMMERCIALIZATION. AeroGen shall seek one or more Marketing Partners for the commercialization of the Product, as further described in
Section 6.1. AeroGen shall be responsible for identifying and qualifying a source of the Drug for use with the Product. BD shall exclusively supply to AeroGen and its Marketing Partner(s), and AeroGen and its Marketing Partner(s) shall exclusively purchase from BD, AeroGen's clinical and commercial requirements for the BD Cartridge pursuant to the Supply Agreement. AeroGen shall be responsible for manufacturing or having manufactured the Product for clinical trials and commercial use. The Steering Committee shall oversee the Parties' activities with respect to the clinical and commercial supply of the Product, and shall advise the Parties with respect to the commercialization of the Product hereunder, as further described in Section 3.2.

3.       MANAGEMENT

         3.1      JOINT DEVELOPMENT TEAM.

                  (a) FORMATION. Within ten (10) days after the Effective Date, AeroGen and BD shall establish the Joint Development Team ("JDT").

                  (b) PURPOSE AND PRINCIPLES. The general purposes of the JDT shall be (i) to determine the overall technical strategy for the development of the Product, including without limitation developing an integrated system design for the Product and establishing appropriate specifications, (ii) to develop the Technical Development Plan and to modify or amend it as necessary,
(iii) to develop and propose for the Parties' approval the Interim Technical Specifications, the Preliminary Final Specifications and the Final Specifications in accordance with Section 4.5 and to modify or amend them as necessary, and (iv) to coordinate the Parties'

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       5.

activities under the Technical Development Program, all based on the principles of prompt and diligent development of the Product consistent with good pharmaceutical and medical device practices. The JDT shall perform such other functions as appropriate to further the purposes of the Technical Development Program as determined by the Parties, including the periodic evaluation of performance against goals.

                  (c) MEMBERSHIP. The JDT shall initially have three (3) representatives of each Party with the requisite levels of skill and experience in engineering and such other matters as the Parties may agree. The JDT may change its size from time to time by written agreement of the Parties; provided that the JDT at all times shall be composed of an equal number of representatives appointed by each of AeroGen and BD. Each Party may replace its JDT representatives at any time upon written notice to the other Party; provided that each Party's representatives shall at all times be persons possessing the appropriate level of skill, experience and familiarity with the Product.

                  (d) MEETINGS. The JDT shall hold meetings at such times as the JDT elects to do so, but in no event shall such meetings be held less frequently than once every calendar quarter. The JDT shall meet alternately at AeroGen's facilities in Sunnyvale, CA and BD's facilities in Franklin Lakes, NJ or at such locations as the Parties may otherwise agree. With the consent of the representatives of each Party serving on the JDT, other representatives of each Party or of Third Parties involved in the development, manufacture or commercialization of the Product may attend meetings of the JDT as nonvoting observers. Meetings of the JDT may be held by audio or video teleconference with the consent of each Party, provided that at least half of the minimum number of meetings set forth above shall be held in person. Each Party shall be responsible for all of its own expenses of participating in the JDT. Meetings of the JDT shall be effective only if a representative of each Party is present or participating.

                  (e) CHAIRPERSONS. The JDT shall be chaired first by a representative of AeroGen from the Effective Date through June 30, 2000, and the Chairperson position shall rotate thereafter on a semi-annual basis with BD to appoint the Chairperson for the six month period beginning July 1, 2000. The Chairperson shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within thirty (30) days thereafter. From time to time, the JDT may establish subcommittees or subordinate committees (which may or may not include members of the JDT itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the JDT agrees.

                  (f) DECISION-MAKING. Each of AeroGen's and BD's representatives shall have one vote. All decisions of the JDT shall be unanimous. Any disagreement among the members of the JDT will be resolved in light of the principles set forth in this Article 3. Should the JDT be unable to reach a unanimous decision on an issue within thirty (30) days, such issue shall be referred to the Steering Committee for resolution.

                  (g) TERM. The JDT shall remain in operation for the duration of the Development Term unless otherwise agreed by the Parties in writing.

         3.2      STEERING COMMITTEE.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       6.

                  (a) FORMATION. Within thirty (30) days following the Effective Date, the Parties shall establish the Steering Committee, which shall advise the Parties with respect to the commercial development of the Product.

                  (b) PURPOSE AND PRINCIPLES. The general purposes of the Steering Committee shall be (i) to play an advisory role with respect to the Product positioning and the overall commercialization strategy, (ii) to determine strategies for supply of the Drug for the Product, (iii) to oversee the JDT, and (iv) to coordinate the Parties' manufacturing and supply activities hereunder with respect to the initial commercial introduction of the Product, all based on the principles of prompt and diligent development of the Product consistent with good pharmaceutical and medical device practices. The Steering Committee shall perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties, including the periodic evaluation of performance against goals. In addition to its overall responsibility for the collaboration established by this Agreement, the Steering Committee shall explore further collaborative opportunities between the Parties, including use of the BD Cartridge [*].

                  (c) MEMBERSHIP. The Steering Committee shall initially have three (3) representatives of each Party, provided that neither Party's Chief Executive Officer may serve as a member of the Steering Committee. The Steering Committee may change its size from time to time by written agreement of the Parties; provided that the Steering Committee at all times shall be composed of an equal number of representatives appointed by each of AeroGen and BD. Each Party may replace its Steering Committee representatives at any time upon written notice to the other Party, provided that each Party's representatives shall at all times be persons possessing the appropriate level of skill, experience and familiarity with the Product.

                  (d) MEETINGS. The Steering Committee shall hold meetings at such times as the Steering Committee elects to do so, but in no event shall such meetings be held less frequently than once every quarter. The Steering Committee shall meet alternately at AeroGen's facilities in Sunnyvale, CA and BD's facilities in Franklin Lakes, NJ or at such locations as the Parties may otherwise agree. With the consent of the representatives of each Party serving on the Steering Committee, other representatives of each Party or of Third Parties involved in the manufacture or commercialization of the Product may attend meetings of the Steering Committee as nonvoting observers. Meetings of the Steering Committee may be held by audio or video teleconference with the consent of each Party, provided that at least half of the minimum number of meetings set forth above shall be held in person. Each Party shall be responsible for all of its own expenses of participating in the Steering Committee. Meetings of the Steering Committee shall be effective only if a representative of each Party is present or participating.

                  (e) CHAIRPERSONS. The Steering Committee shall be chaired by an AeroGen representative. The Chairperson shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within thirty (30) days thereafter. From time to time, each Committee may establish subcommittees or subordinate committees (which may or may not include members of the Committee itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the Committee agrees.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       7.

Notwithstanding the foregoing, BD shall have the right to call a special meeting of the Steering Committee on two (2) weeks written notice to AeroGen.

                  (f) DISPUTE RESOLUTION. In the event that the Steering Committee is unable to reach agreement on an issue within thirty (30) days, including any dispute referred to it by the JDT, such issue shall be subject to dispute resolution as set forth in Section 15.2.

                  (g) TERM. The Steering Committee shall remain in operation for the period extending from its date of formation under subsection (a) above until the longer of: (i) the date of first commercial sale of the Product in any country of the world, or (ii) the date that a Marketing Partner requests its dissolution, unless otherwise agreed by the Parties in writing.

         3.3 LIMITATION OF POWERS. The powers of the JDT and the Steering Committee are limited to those expressly set forth in this Agreement. Without limiting the generality of the foregoing, neither the JDT nor the Steering Committee shall have the right to amend this Agreement. The actions of the JDT and/or the Steering Committee shall not substitute for either Party's ability to exercise any right, nor excuse the performance of any obligation, set forth herein.

         3.4 LIAISONS. Each Party will designate in writing to the other an individual to serve as the liaison between the Parties to undertake and coordinate any day-to-day communications as may be required between the Parties relating to their activities under this Agreement. Each Party may change such liaison from time to time during the term of this Agreement upon written notice thereof to the other Party.

4.       TECHNICAL DEVELOPMENT PROGRAM

         4.1 TECHNICAL DEVELOPMENT PLAN. The specific tasks of each Party under the Technical Development Program and a time-table therefor, i.e., the "Technical Development Plan," is attached as Exhibit 2 hereto. Any changes or modifications to the Technical Development Plan shall be agreed upon in writing by the Parties.

         4.2 AEROGEN DEVELOPMENT ACTIVITIES. AeroGen shall undertake its assigned activities under the Technical Development Program in accordance with the Technical Development Plan, at its own expense, and shall use commercially reasonable, diligent efforts to (a) itself develop the Inhaler and (b) jointly with BD develop the Interface, all in accordance with the applicable Specifications and the timetable as set forth in the Technical Development Plan. AeroGen shall have the overall responsibility for the development of the Product, except with respect to the BD Cartridge and other development activities assigned to BD under the Technical Development Plan. AeroGen shall have the responsibility for final design review for the Product, including without limitation system engineering and sign-off.

         4.3 BD DEVELOPMENT ACTIVITIES. BD shall undertake its assigned activities under the Technical Development Program in accordance with the Technical Development Plan, at its own expense, and shall use commercially reasonable, diligent efforts to (a) itself develop the BD Cartridge and (b) jointly with AeroGen develop the Interface, all in accordance with the applicable Specifications and the timetable as set forth in the Technical Development Plan.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       8.

         4.4 CONDUCT OF TECHNICAL DEVELOPMENT PROGRAM. AeroGen and BD each shall conduct their activities under the Technical Development Program in good scientific and engineering manner, and shall use commercially reasonable diligent efforts to achieve their objectives efficiently and expeditiously in compliance in all material respects with all requirements of applicable laws, rules and regulations and all applicable good laboratory practices and design controls. AeroGen and BD shall each proceed diligently with the work set out in the Technical Development Plan using their respective good faith efforts.

         4.5      DEVELOPMENT OF PRODUCT SPECIFICATIONS.

                  (a) INTERIM TECHNICAL SPECIFICATIONS. The JDT shall develop and recommend to the Parties for their approval the Interim Technical Specifications, including any necessary and appropriate changes or modifications to the Technical Development Plan. The target date for approval of the Interim Technical Specifications by the Parties is [ * ].

                  (b) PRELIMINARY FINAL SPECIFICATIONS. The JDT shall develop and recommend to the Parties for their approval the Preliminary Final Specifications for the Product, including any necessary and appropriate changes to the Technical Development Plan. The target date for approval of the Preliminary Final Specifications is [ * ].

                  (c) FINAL SPECIFICATIONS. The JDT shall develop and recommend to the Parties for their approval the Final Specifications for the Product, including any necessary and appropriate changes or modifications to the Technical Development Plan. The target date for approval of the Final Specifications by the Parties is [*].

                  (d) RESPONSIBILITIES. BD shall be primarily responsible for the development of such portion of each of such Specifications as relates specifically to the BD Cartridge. AeroGen shall be primarily responsible for the development of all other portions of each of such Specifications, including such as relate specifically to the Inhaler, except as relate specifically to the Interface. The Parties shall be jointly responsible for the development of such portions of each of such Specifications as relates specifically to the Interface. Each Party shall use diligent, commercially reasonable, good faith efforts to expeditiously develop and approve each of such Specifications pursuant to this Section 4.5 by the relevant target date.

                  (e) REVISION OR MODIFICATION. The Parties may revise or modify the Specifications from time to time as necessary by mutual written agreement.

                  (f) FAILURE TO AGREE ON FINAL SPECIFICATIONS. In the event that the Parties are unable to agree upon the Final Specifications by [*], and following completion of the Parties' efforts to resolve such dispute pursuant to Section 15.2, either Party may terminate this Agreement pursuant to
Section 13.2(a).

         4.6      RECORDS AND REPORTS.

                  (a) RECORD KEEPING. AeroGen and BD each shall maintain records which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Technical Development Program in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

                  (b) INSPECTION. Each Party shall have the right, during normal business hours and upon reasonable notice to inspect and copy all of the records of the other Party described in

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       9.

subsection (a) above. Such records and the information disclosed therein shall be deemed Confidential Information and subject to Article 11. Each Party shall have the right to arrange for a reasonable number of its employees, agents and outside consultants to visit the other Party at its offices and laboratories during normal business hours and upon reasonable notice, and to discuss the Technical Development Program and its results in detail with the technical personnel and consultants of the other Party. All inspections, copying and visits hereunder shall be conducted in a manner so as not to disrupt the other Party's business or cause any disclosure of any other Party's confidential and proprietary information.

                  (c) REPORTS. Within thirty (30) days following the end of each calendar quarter during the Development Term, each Party shall provide to the other Party a written progress report which shall describe the work performed by such Party to date on the Technical Development Program, evaluate the work performed by such Party in relation to the goals of the Technical Development Program and provide such other information required by the Technical Development Program or reasonably requested by the other Party relating to the progress of the goals or performance of the Technical Development Program. Upon request, each Party shall provide to the other Party copies of the records described in subsection (a) above.

         4.7 INVENTION ASSIGNMENT AGREEMENTS. Each Party hereby covenants that each of such Party's employees, consultants and agents performing any work under the Technical Development Program will have entered into a written invention assignment agreement requiring that each such individual assign to such Party all right, title and interest in any Information conceived of or reduced to practice by such individual pursuant to the Technical Development Program.

5.       CLINICAL DEVELOPMENT

         5.1      AEROGEN RESPONSIBILITIES.

                  (a) AeroGen shall be responsible for the preclinical development and clinical development of the Product and its use with the Drug in the Field, and for the development of an appropriate formulation of the Drug for use with the Product, in collaboration with one or more Marketing Partners; PROVIDED, HOWEVER, that BD acknowledges that it is not AeroGen's intent to solely fund the clinical development of the Product beyond the [*], and that AeroGen will have no obligations under this Agreement with respect to such clinical development of the Product beyond the [*] in the event that AeroGen is unable to enter into a Partnering Agreement that provides that the applicable Marketing Partner will fund such further clinical development.

                  (b) Notwithstanding subsection (a) above, AeroGen shall conduct, at its expense, the validation studies reasonably necessary to qualify the BD Cartridge and Product [*] (the "Validation Studies");
provided that the foregoing obligation shall not apply to such studies that are required due to a failure of the BD Cartridge in a prior study and such failure was solely due to BD's negligence or wrongful act.

                  (c) All clinical data (including, without limitation, pharmacological, toxicological and other test data) generated by or on behalf of AeroGen pursuant to its activities under this Section 5.1 shall be deemed AeroGen's Confidential Information, and AeroGen shall retain sole ownership thereof. BD shall not use such clinical data for any purpose other than its

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      10.

activities under the Technical Development Program and the Supply Agreement without AeroGen's prior written consent.

                  (d) AeroGen (or its Marketing Partner) shall be responsible for filing for, and obtaining all applications for regulatory approval of the Retail Product, as further provided in the Supply Agreement.

         5.2 BD PARTICIPATION. BD will furnish AeroGen with such assistance and cooperation as AeroGen may reasonably request in connection with the securing of regulatory approvals required for the conduct of clinical trials and Product registrations in any country of the world including, to the extent applicable, rights of reference to all regulatory filings of BD, if any, regarding the BD Cartridge. AeroGen agrees to share the protocol for any clinical trials with BD, to permit BD to observe such clinical trials and to share results of each such clinical trials with BD, in each case solely to the extent necessary for BD's compliance with its regulatory obligations. All Information received by BD in connection with such clinical trials shall be deemed to be AeroGen's Confidential Information and subject to Article 11.

6.       COMMERCIALIZATION

         6.1 COLLABORATION WITH MARKETING PARTNER(S) AeroGen shall use commercially reasonable efforts to identify potential Marketing Partner(s) and to enter into Partnering Agreements therewith and to keep BD regularly apprised of its progress on at least a monthly basis. BD will cooperate reasonably with AeroGen in such efforts consistent with BD's lead responsibilities set forth in
Exhibit 2A. AeroGen may carry out any or all of its development and commercialization obligations under this Agreement in collaboration with or solely through its Marketing Partner(s). Notwithstanding the foregoing, BD acknowledges that AeroGen may not enter into a Partnering Agreement, and that such failure shall not be deemed to be a breach of this Agreement.

         6.2 BD RIGHT TO SECURE MARKETING PARTNER. In the event that AeroGen has not executed at least one (1) Partnering Agreement by [ * ] following completion of the Validation Studies, BD then shall have the right, but not the obligation, to secure a Marketing Partner reasonably acceptable to AeroGen on reasonable terms to be negotiated by such potential Marketing Partner and BD and with AeroGen's reasonable assistance; PROVIDED THAT AeroGen shall not be obligated to enter into any Partnering Agreement, except on terms reasonably acceptable to AeroGen. BD may exercise such right at any time following such [*] period by providing AeroGen thirty (30) days prior written notice thereof. Notwithstanding the foregoing, BD may not exercise such right if at such time AeroGen is engaged in active negotiations with a Third Party with respect to a Partnering Agreement, as evidenced by a term sheet or letter of intent with such Third Party. BD shall not have the right to enter into a Partnering Agreement except with AeroGen's prior written consent.

         6.3 FAILURE TO OBTAIN A MARKETING PARTNER. In the event that AeroGen has not executed a Partnering Agreement as provided in Section 6.1 and BD has not secured a Marketing Partner as provided in Section 6.2 [*] following completion of the Validation Studies, then either Party may terminate this Agreement as set forth in Section 13.2(b). Notwithstanding the foregoing, neither Party shall have the right to terminate this Agreement under this Section 6.3 at any time during which a Party with the right to secure a Marketing Partner is engaged in active negotiations with a Third Party with respect to a Partnering Agreement, as evidenced by a term sheet or letter of intent with such Third Party.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      11.

         6.4 SERVICES BY BD. In the event that a Marketing Partner desires that BD perform certain services in connection with a Partnering Agreement, BD shall negotiate in good faith with such Marketing Partner the commercially reasonable terms under which BD would provide such services, including without limitation the reasonable compensation to be paid therefor. Upon reaching agreement on such terms, BD shall enter into a written agreement with such Marketing Partner for such services on such terms.

7.       MANUFACTURING AND SUPPLY

         7.1      SUPPLY OF THE DRUG.

                  (a) AeroGen shall be responsible for identifying and qualifying a supplier of the Drug for use with the Product (a "Qualified Supplier"), and shall use commercially reasonable, good faith efforts to identify, qualify and enter into a supply agreement with a Qualified Supplier for the Drug for use with the Product (a "Drug Supply Agreement"). Notwithstanding the foregoing, BD acknowledges that AeroGen may not be able to identify or qualify a Qualified Supplier and/or may not enter into a Drug Supply Agreement with a Qualified Supplier, and that such failure shall not be deemed a breach of this Agreement.

                  (b) In the event that AeroGen has not executed a Drug Supply Agreement, as described in subsection (a) above, by [*] following completion of the Validation Studies, BD then shall have the right, but not the obligation, to secure a Qualified Supplier reasonably acceptable to AeroGen on reasonable terms to be negotiated by such potential Qualified Supplier and BD and with AeroGen's reasonable assistance; PROVIDED that AeroGen shall not be obligated to enter into any Drug Supply Agreement, except on terms reasonably acceptable to AeroGen. BD may exercise such right at any time following such [*] period by providing AeroGen written notice thereof. Notwithstanding the foregoing, BD may not exercise such right if at such time AeroGen is engaged in active negotiations with a Qualified Supplier with respect to such a Drug Supply Agreement, as evidenced by a term sheet or letter of intent with such Qualified Supplier. BD shall not enter into a Drug Supply Agreement with any Qualified Supplier without AeroGen's prior written consent.

                  (c) In the event that AeroGen has not executed a Drug Supply Agreement as provided in subsection (a) above, and BD has not secured a Qualified Supplier as provided in subsection (b) above within [*] following completion of the Validation Studies, then either Party may terminate this Agreement as set forth in Section 13.2(b). Notwithstanding the foregoing, neither Party shall have the right to terminate the Agreement under this subsection (c) at any time during which a Party with the right to secure a Qualified Supplier is engaged in active negotiations with a Qualified Supplier with respect to a Drug Supply Agreement, as evidenced by a term sheet or letter of intent with such Qualified Supplier.

         7.2      MANUFACTURE AND SUPPLY OF THE CARTRIDGE.

                  (a) The Parties agree to negotiate in good faith and enter into, as soon as is reasonably practicable, a supply agreement under which BD would agree to exclusively manufacture and supply AeroGen and its Marketing Partner(s) with their requirements of Unfilled BD Cartridges, and AeroGen and its Marketing Partner(s) would agree to exclusively purchase such requirements from BD, on mutually acceptable terms and conditions (the "Supply Agreement"). Neither Party shall be obligated to enter into such Supply Agreement before finalization of the Final Specifications under
Section 4.5(c).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      12.

                  (b) Such Supply Agreement shall include the terms, or terms in accordance with the principles, set forth in Exhibit 3 attached hereto, and shall include such other terms and conditions as are appropriate and customary, including without limitation: (i) minimum purchase and supply requirements to be agreed upon by the Parties in good faith following finalization of the Final Specifications under Section 4.5(c); (ii) inventory requirements, if applicable; and (iii) provisions to ensure continuity of supply in the event of a catastrophe, BD's default or, if such a provision is agreed upon by the Parties, BD's termination of the Supply Agreement for convenience. In addition, AeroGen shall have the right to assign the Supply Agreement to a Marketing Partner with BD's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  (c) Notwithstanding anything to the contrary contained in either this Agreement or the Supply Agreement, either explicitly or by implication, BD shall not be required to commit or otherwise expend capital resources to expand production beyond the capacity of its pilot line for the BD Cartridge unless and until, (i) AeroGen has [*], and (ii) AeroGen and/or its Marketing Partner has [*].

         7.3      EXCLUSIVITY.

                  (a) BD agrees that, during the Development Term and for three (3) years thereafter (the "Exclusivity Period") it shall not:

                           (i)      develop, have developed, manufacture,
have manufactured or sell and/or otherwise transfer to any Third Party, directly or indirectly, either itself or on behalf of a Third Party, any Cartridge (including, without limitation, the BD Cartridge) for use in the Field, except as provided in this Agreement or the Supply Agreement; or

                           (ii)     purchase any Cartridge (including,
without limitation, the BD Cartridge) from any Third Party directly or indirectly, for use in the Field by BD or any Third Party; in each case, without the prior written consent of AeroGen.

                  (b) AeroGen agrees that, during the Exclusivity Period it shall not:

                           (i)      develop, have developed, manufacture, or
have manufactured any Cartridge (including, without limitation, the BD Cartridge) either itself or with or on behalf of a Third Party for use in the Field (except as may otherwise be provided in the Supply Agreement in the event of a supply default by BD); or

                           (ii)     purchase from any Third Party any
Cartridge (including, without limitation, the BD Cartridge) either itself or with or on behalf of any Third Party for use in the Field (except as may be otherwise provided in the Supply Agreement in the event of a supply default by BD); or

                           (iii)    sell and/or otherwise transfer, directly
or indirectly, to any Third Party any Cartridge (including, without limitation, the BD Cartridge) for use in the Field, except as is provided in this Agreement and the Supply Agreement.

                  (c) Notwithstanding anything to the contrary contained in either this Agreement or the Supply Agreement, either explicitly or by implication, BD shall be free to manufacture, have manufactured, import, use, offer for sale and/or sell, or otherwise transfer to any Third Party, directly or indirectly, any titratable container and dispensing mechanism for the pulmonary delivery of any drug solely for use outside of the Field, subject to Section 8.3, Section 13.2(e)(i)(B), and Section 7.3(e).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      13.

                  (d) The negative covenants set forth in this Section 7.3(a) and (b) shall not survive any early termination of this Agreement by either Party.

                  (e) BD covenants that it shall not, during the Exclusivity Period manufacture, have manufactured, sell, offer for sale or import, directly or indirectly, any titratable container and dispensing mechanism for the pulmonary delivery of a drug that interfits and is compatible with the Inhaler, other than the BD Cartridge pursuant to this Agreement. BD further covenants that it shall not, during the Exclusivity Period manufacture any titratable container and dispensing mechanism for the pulmonary delivery of any drug, which container is covered by a claim of an issued and unexpired Development Patent claiming the manufacture, use or sale of such titratable container, which claim (i) has not been held unenforceable, unpatentable, or invalid by a court or other governmental agency of competent jurisdiction, and (ii) has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise (a "Development Patent Cartridge") with the intent that such Development Patent Cartridge interfit and be compatible with any AeroGen inhaler device, for use within or outside the Field, nor shall it have manufactured, use in Phase III clinical trials, sell and/or otherwise transfer to any Third Party, directly or indirectly, either itself or on behalf of a Third Party, any such Development Patent Cartridge.

         7.4      USE OF AEROGEN INTELLECTUAL PROPERTY.

                  (a) AeroGen shall notify BD in writing, prior to the adoption of the Final Specifications for the BD Cartridge, to the extent any AeroGen intellectual property is incorporated into the BD Cartridge. Promptly following BD's receipt of such notice, the JDT shall discuss in good faith whether it is appropriate and desirable for such intellectual property to be incorporated into the BD Cartridge. If the Parties agree to so incorporate such intellectual property, upon BD's request, the Parties shall also agree in writing on a reasonable royalty or other compensation to be paid to AeroGen by BD in the event that BD manufactures, has manufactured, imports, uses, offers for sale or sells the BD Cartridge incorporating such AeroGen intellectual property, for use outside of the Field.

                  (b) If AeroGen fails to notify BD of any AeroGen intellectual property that is incorporated into the BD Cartridge as provided in Section (a) above, BD's sole and exclusive remedy for such breach shall be the grant of the following covenant, which covenant shall only apply to the intellectual property for which AeroGen failed to provide such notice (the "AeroGen Cartridge IP"): AeroGen shall covenant that it shall not, and shall not permit its Affiliates and sublicensees to, bring suit against BD, its Affiliates, its successors-in-interest, their customers or their respective permitted sublicensees with respect to the infringement, misappropriation or other wrongful use of AeroGen Cartridge IP in connection with the making, having made, using, selling, offering for sale or importing of the BD Cartridge (as the BD Cartridge is envisioned by the Parties as of the Effective Date, and as the BD Cartridge may be developed in accordance with the Specifications to be mutually agreed upon by the Parties pursuant to this Agreement) or a Development Patent Cartridge to the extent incorporating the AeroGen Cartridge IP that was incorporated in the BD Cartridge, throughout the world by BD, its successors-in-interest or their respective permitted sublicensees hereunder solely for use [*].

                  (c) Except as expressly provided in this Section 7.4, BD is not granted any license or rights to, or covenant not to sue under, any intellectual property right of AeroGen covering the manufacture, use, importation, offer sale, or sale of the BD Cartridge for use [*]. AeroGen grants no license or rights to, or covenant not to sue under, any intellectual property right of AeroGen covering any Cartridge other than the BD Cartridge or a Development Patent Cartridge to the extent incorporating the AeroGen Cartridge IP that was incorporated in the BD Cartridge.

         7.5 COST STANDARDS. Prior to entering into the Supply Agreement, BD shall provide to AeroGen such information as AeroGen reasonably requests with respect to BD's accounting practices as they relate to the calculation of the cost of goods, including without limitation BD's standard costs and standard methods of calculating costs.

8.       LICENSE GRANTS

         8.1      TO BD.

                  (a) DEVELOPMENT LICENSE. Subject to the terms and conditions of this Agreement, AeroGen hereby grants to BD a non-exclusive, worldwide, royalty-free license under the AeroGen Technology solely to conduct its assigned activities under the Technical

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      14.

Development Program with respect to the Interface and the BD Cartridge. BD may grant sublicenses under the foregoing license only with AeroGen's prior written consent.

                  (b) MANUFACTURING LICENSE. Subject to the terms and conditions of this Agreement and of the Supply Agreement, AeroGen hereby grants to BD an exclusive, worldwide, royalty-free license under the AeroGen Technology and AeroGen's interest in the Joint Technology to manufacture the BD Cartridge and the Interface solely for AeroGen (or its assignee under the Supply Agreement) or its Marketing Partners pursuant to the Supply Agreement. BD may grant sublicenses under the foregoing license only with AeroGen's prior written consent.

                  (c) BD COVENANT. BD hereby covenants that it shall not use the AeroGen Technology for any purpose other than is expressly permitted under this Section 8.1 and Section 7.4.

         8.2      TO AEROGEN.

                  (a) DEVELOPMENT LICENSE. Subject to the terms and conditions of this Agreement, BD hereby grants to AeroGen a non-exclusive, worldwide, royalty-free license under the BD Technology solely to conduct its assigned activities under the Technical Development Program with respect to the Interface. AeroGen may grant sublicenses under the foregoing license only with BD's prior written consent.

                  (b) AEROGEN COVENANT. AeroGen hereby covenants that it shall not use the BD Technology for any purpose other than is expressly permitted under this Section 8.2.

                  (c) BD COVENANT. BD acknowledges and agrees that it is not BD's intent that AeroGen be prevented from developing, making, having made, using, selling, offering for sale or importing the Product for use in the Field in accordance with the terms of this Agreement, as the Product is envisioned by the Parties as of the Effective Date, and as the Product may be developed in accordance with the Specifications to be mutually agreed upon by the Parties pursuant to this Agreement. Therefore, BD hereby covenants that during the longer of (i) the term of this Agreement or (ii) the term of the Supply Agreement, it shall not, and shall not permit its Affiliates and sublicensees to bring suit against AeroGen, its Marketing Partner(s), its successors-in-interest or their respective permitted sublicensees hereunder, with respect to the infringement, misappropriation or other wrongful use of any intellectual property right of BD in connection with the making, having made, using, selling, offering for sale or importing of the Product for use in the Field (as the Product is envisioned by the Parties as of the Effective Date, and as the Product may be developed in accordance with the Specifications to be mutually agreed upon by the Parties pursuant to this Agreement) throughout the world by AeroGen, its Marketing Partner(s), its successors-in-interest or their respective permitted sublicensees hereunder.

         8.3 USE OF THE BD CARTRIDGE OUTSIDE OF THE FIELD. At AeroGen's request, the Parties shall negotiate in good faith the commercially reasonable terms under which BD would supply the BD Cartridge to AeroGen for use outside the Field.

         8.4      RESERVATION OF RIGHTS.

                  (a) BY AEROGEN. AeroGen reserves all rights under the AeroGen Technology, except as otherwise expressly stated herein, including without limitation the right to freely use, assign, transfer, grant licenses thereunder and otherwise dispose of the AeroGen Technology for any purpose consistent with the terms of this Agreement.

                  (b) BY BD. BD reserves all rights under the BD Technology, except as otherwise expressly stated herein, including without limitation the right to freely use, assign, transfer, grant licenses thereunder and otherwise dispose of the BD Technology for any purpose consistent with the terms of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      15.

9.       ROYALTIES

         9.1      ROYALTIES.

                  (a) In partial consideration for the rights granted hereunder, AeroGen shall pay BD a percentage of all Royalties received from each Marketing Partner pursuant to the applicable Partnering Agreement (the "BD Percentage"), in accordance with this Section 9.1. The BD Percentage with respect to the Royalty paid by each Marketing Partner shall be calculated as follows, except as otherwise set forth in Section 9.3 below:

                           (i)      If the Royalty paid by such Marketing
Partner is less than or equal to [ * ] of Net Sales, then the BD Percentage with respect to such Royalty shall be [*] of such Royalty. Solely for purposes of example, if AeroGen receives a Royalty of [*], then the amount due to BD with respect to such Royalty under this subsection (a) would be [*] of Net Sales; and

                           (ii)     If the Royalty paid by such Marketing
Partner is greater than [*] of Net Sales, then the BD Percentage with respect to such Royalty shall be [*] of the first [ * ] of such Royalty, plus [*]. Solely for purposes of example, if AeroGen receives a Royalty of [*], then the amount due to BD with respect to such Royalty under this subsection (a) would be: [*] of Net Sales.

                  (b) Notwithstanding the foregoing, in no event will the BD Percentage as calculated under this Section 9.1 be less than (i) [*] of Net Sales by such Marketing Partner in the event that a Valid Claim exists at the time of a sale of the Product in the country of sale, or (ii) [*] of Net Sales by such Marketing Partner in the event that (A) no Valid Claim exists at the time of a sale of the Product in the country of sale, and (B) the Royalty paid to AeroGen on such sale is at a reduced rate because no such Valid Claim exists.

                  (c) AeroGen's obligations under this Section 9.1 shall expire concurrently with the last to expire obligation of a Marketing Partner to pay Royalties to AeroGen.

         9.2 PRE-PAID ROYALTIES. In the event that AeroGen receives any Pre-Paid Royalties (as defined below), AeroGen shall pay to BD the BD Percentage of such Pre-Paid Royalties as set forth in Section 9.1 in accordance with Section 9.5 . As used in this Section 9.2, "Pre-Paid Royalties" means any cash payment received by AeroGen from a Marketing Partner pursuant to a Partnering Agreement, which payment or portion thereof either (a) may later be credited by such Marketing Partner against royalties due to AeroGen on Net Sales of the Product by such Marketing Partner pursuant to such Partnering Agreement, or (b) is intended to be a lump-sum payment in lieu of royalties that would otherwise be payable by such Marketing Partner on sales of the Retail Product by such Marketing Partner pursuant to such Partnering Agreement.

         9.3      CALCULATION OF BD PERCENTAGE IN CERTAIN CIRCUMSTANCES.

                  (a) NO ROYALTY. In the event a Partnering Agreement does not include payment of a Royalty, the BD Percentage shall be [*] of net sales (as defined in subsection (d) below).

                  (b) NO MARKETING PARTNER. In the event AeroGen (or its successor-in-interest) either alone or in combination with a Third Party (E.G. a hired sales force), other than a Marketing Partner, commercializes the Product, the BD Percentage shall be [*] of net sales (as defined in subsection (d) below).

                  (c) ADJUSTMENTS TO BD PERCENTAGE. In the event that no Valid Claim exists at the time of a sale of the Retail Product in the country of sale, and (i) a Third Party is selling a competitive product for the pulmonary delivery of the Drug for use in the Field in such country at such time, and (ii) such competitive product is a copy of the Retail Product, then the BD Percentage as calculated under subsections (a) and (b) above shall be reduced by [ * ] with respect to such sale.

                  (d) DEFINITION OF "NET SALES." As used in this Section 9.3, "net sales" shall mean the gross sales of the Retail Product sold by AeroGen and its Affiliates and its sublicensees to Third Party purchasers, less:

                           (i)      sales returns (including for defective
products);

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      16.

                           (ii)     discounts given for volume purchases;

                           (iii)    cost of distribution and freight, as billed
on the relevant invoice; and

                           (iv)     sales, turnover applicable or value-added or
excise taxes (but not income taxes).

         Sales between AeroGen, its Affiliates and its sublicensees shall not be deemed a sale for the purposes of this subsection (d).

                  (e) TERM OF ROYALTY OBLIGATION. AeroGen's obligations under subsections (a) and (b) above shall expire, on a country-by-country basis, on the later of ten (10) years from the date of the first commercial sale of the Product in such country, or the date of expiration of the last to expire Patent in such country containing a Valid Claim.

         9.4      UPFRONT PAYMENTS.

                  (a) In the event that a Partnering Agreement includes an Upfront Payment (as defined below) to AeroGen, whether in addition to or in lieu of a royalty on sales of the Product, AeroGen shall pay to BD [*] of the amount of such Upfront Payment that is in excess of [ * ], within thirty
(30) days of the receipt by AeroGen of such Upfront Payment.

                  (b) As used in subsection (a) above, "Upfront Payment" means a cash payment received by AeroGen in connection with the execution of a Partnering Agreement, including such amounts designated as license fees or technology access fees; PROVIDED THAT in no event shall an "Upfront Payment" be deemed to include any (i) amounts intended for the support of further research and development of the Product or the conduct of clinical trials for the Product, (ii) milestone payments, (iii) amounts received in connection with the purchase of equity, (iv) loans, (v) amounts allocable to the use or license of technology other than technology directly related to the Product,
(vi) Pre-Paid Royalties (as defined in Section 9.2), or (vii) reimbursements for amounts due to one or more Third Parties pursuant to a license agreement between AeroGen and each such Third Party.

         9.5      PAYMENT OF THE BD PERCENTAGE.

                  (a) AeroGen shall provide BD with a copy of a written report of all Net Sales of the Retail Product as is provided by each Marketing Partner for each calendar quarter following the first commercial sale of the Product within fifteen (15) days of its receipt of such report. AeroGen shall make payment to BD of the BD Percentage due BD on such Net Sales within ten (10) days of receipt of any payments on sales of the Retail Product under Sections
9.1 and 9.3(a)-(c).

                  (b) In the event that a Marketing Partner, in breach of the applicable Partnering Agreement, fails to pay to AeroGen any amount due to AeroGen under such Partnering Agreement on Net Sales of the Product by such Marketing Partner (the "Royalties Due"), and following AeroGen's (i) good faith attempts to collect the Royalties Due, (ii) exhaustion of all applicable contractual procedures under such Partnering Agreement with respect to such Marketing Partner's failure to pay the Royalties Due, and
(iii) failure to timely initiate, or cessation of its pursuit of, any legal or equitable remedies available to AeroGen with respect to such failure to pay the Royalties Due, BD then shall have the right, but not the obligation, to pursue all legal and equitable remedies available to it against such Marketing Partner with respect to the Royalties Due as an intended third party beneficiary under such Partnering Agreement. Any recovery by BD of the Royalties Due shall first be applied to reimburse BD's reasonable costs and expenses of such recovery; BD then shall pay to AeroGen any remaining amounts less the BD Percentage of such amounts.

         9.6 AUDITS. At the request (and expense) of BD, AeroGen shall permit an independent certified public accountant appointed by BD and reasonably acceptable to AeroGen,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      17.

at reasonable times and upon reasonable notice, but not more than once a year, to examine only those records as may be necessary to determine the correctness or completeness of any report or payment made under this Agreement, with respect to any calendar year ending not more than two (2) years prior to BD's request. Results of any such examination shall be (a) limited to information relating to the Product, (b) made available to both Parties and (c) deemed Confidential Information subject to Article 11. Such accountant shall not disclose any of AeroGen's confidential or proprietary information. BD shall bear the full cost of the performance of any such audit, unless such audit discloses a variance of more than ten percent (10%) from the amount of the original report, royalty or payment calculation. In such case, AeroGen shall bear the full cost of the performance of such audit, as well as promptly paying any shortfall reported, provided that BD shall promptly refund any overage to AeroGen. In addition, AeroGen shall use commercially reasonable efforts to include a similar provision in any Partnering Agreement so that upon the reasonable request of BD under this provision, AeroGen will audit such Marketing Partner, at BD's expense.

10.      INTELLECTUAL PROPERTY

         10.1     OWNERSHIP.

                  (a) GENERAL. Each Party shall disclose to the other Party all Development Technology. The rights of ownership in such Development Technology shall be retained by the Party that employs or otherwise engages the inventor. Inventorship shall be determined in accordance with the U.S. patent laws. Accordingly, AeroGen shall own Development Technology invented solely by employees of or persons otherwise engaged by AeroGen, BD shall own Development Technology invented solely by employees of or persons otherwise engaged by BD, and BD and AeroGen shall own jointly any Development Technology invented jointly by employees of or persons otherwise engaged by BD and AeroGen, except as follows:

                           (i)      INHALER TECHNOLOGY. Development
Technology (including without limitation all Patents therein) relating solely to the Inhaler, including without limitation its manufacture or use, whether the same is invented jointly by employees of or persons otherwise engaged by AeroGen and BD or solely by employees of or persons otherwise engaged by AeroGen or BD, shall be owned solely and exclusively by AeroGen, and BD hereby assigns all right, title and interest in such Development Technology to AeroGen.

                           (ii)     CARTRIDGE TECHNOLOGY. Development
Technology (including without limitation all Patents therein) relating solely to the Cartridge, including without limitation its manufacture or use, whether the same is invented jointly by employees of or persons otherwise engaged by AeroGen and BD or solely by employees of or persons otherwise engaged by AeroGen or BD, shall be owned solely and exclusively by BD, and AeroGen hereby assigns all right, title and interest in such Development Technology to BD.

                           (iii)    Interface TECHNOLOGY. Development
Technology (including without limitation all Patents therein) relating solely to the Interface, including without limitation its manufacture or use, whether the same is invented jointly by employees of or persons otherwise engaged by AeroGen and BD or solely by employees of or persons otherwise engaged by AeroGen or BD ("Interface Technology"), shall be owned jointly by BD and AeroGen.

                  (b) PREVIOUSLY OWNED TECHNOLOGY. AeroGen shall remain the sole owner of the AeroGen Technology and any other intellectual property that it owned as of the Effective Date. BD shall remain the sole owner of the BD Technology and any other intellectual property that it owned as of the Effective Date.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      18.

         10.2     PATENT MATTERS.

                  (a) BD PATENTS. BD shall have the sole right, but not the obligation, to file, prosecute and maintain the BD Patents.

                  (b) AEROGEN PATENTS. AeroGen shall have the sole right, but not the obligation, to file, prosecute and maintain the AeroGen Patents.

                  (c)      JOINT PATENTS.

                           (i)      Each Party shall be responsible for filing
and prosecuting patent applications covering Development Technology exclusively owned by it and shall keep the other Party advised of the status of such patent prosecution. However, with respect to Joint Technology, and except as described in subsection (ii) below, the Parties shall mutually agree on whether and in which countries to file and prosecute patent applications covering the Joint Technology, and to maintain patents granted thereunder; with each Party having an opportunity to review and comment on any such filings prior to submission and to discuss the strategy for preparing, filing, prosecuting, maintaining and defending of any such patent applications or resulting patents, and with the Parties sharing equally any out-of-pocket costs and expenses incurred with respect to such actions.

                           (ii)     Notwithstanding subsection (i) above,
AeroGen shall have the first right, but not the obligation, to file and prosecute patent applications covering the Interface Technology, and to maintain patents granted thereunder. In the event that AeroGen fails to file a patent application claiming a particular invention in the Interface Technology in a particular country within one hundred and twenty (120) days of its receipt of BD's written request, then BD shall have the right, but not the obligation, to file and prosecute such patent application, and to maintain patents granted thereunder. In any event, the Party that files and prosecutes a patent application under this subsection (ii) shall provide the other Party an opportunity to review and comment on any such filings prior to submission and to discuss the strategy for preparing, filing, prosecuting, maintaining and defending of any such patent applications or resulting patents, and with the Parties sharing equally any out-of-pocket costs and expenses incurred with respect to such actions.

                           (iii)    Neither Party shall use any Confidential
Information solely owned by the other Party in filing and/or prosecution of any patent application under this subsection (c) without such other Party's prior written consent. In the event that a Party filing and/or prosecuting a patent application under this subsection (c) wishes to use Confidential Information jointly owned by the Parties in such filing and/or prosecution, such Party shall give the other Party at least ten (10) days prior written notice thereof, and shall consider any objections of such other Party reasonably and in good faith.

                  (d) COOPERATION. Upon request, each Party shall execute and deliver to the other Party all descriptions, applications, assignments and other documents and instruments necessary or proper to carry out the provisions of this Agreement without further compensation; and the Parties shall cooperate with and assist each other or their nominees in all reasonable ways and at all reasonable times, including, but not limited to, testifying in all legal proceedings,


                                      19.

signing all lawful papers and in general performing all lawful acts reasonable, necessary or proper, to aid the other Party in obtaining, maintaining, defending and enforcing all lawful patent, copyright, trade secret, know-how and like rights in the United States and elsewhere.

         10.3 DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS. If a Third Party asserts that a patent or other intellectual property right owned by it is infringed by a Party's activities under this Agreement, then such Party shall immediately provide the other Party with notice of such claim and the related facts in reasonable detail. The Party against whom the claim of infringement is made shall have the right, but not the obligation, to control such defense, at its expense. The Party not controlling such defense shall cooperate reasonably with the Party controlling such defense and shall have the right to be represented separately by counsel of its own choice. The Party that controls the defense of a given claim shall also have the right to control settlement of such claim, subject to Section 10.5.

         10.4 INFRINGEMENT BY THIRD PARTIES. BD and AeroGen shall promptly notify the other in writing of any alleged or threatened infringement of the AeroGen Patents, BD Patents or Joint Patents relating to the manufacture, use or sale or the Product of which they become aware. The Parties shall then proceed as follows:

                  (a) AeroGen, or its Marketing Partner, shall have the right, but not the obligation, to control the prosecution of any infringement described in this Section 10.4 with respect to the AeroGen Patents.

                  (b) BD shall have the right, but not the obligation, to control the prosecution of any infringement described in this Section 10.4 with respect to the BD Patents.

                  (c) AeroGen shall have the right, but not the obligation, to control the prosecution of any infringement described in this Section 10.4 with respect to Joint Patents, either itself or through its Marketing Partner. In the event AeroGen decides not to control such prosecution, either itself or through its Marketing Partner, BD then shall have the right, but not the obligation, to control such prosecution. AeroGen may assign its rights under this subsection (c) to a Marketing Partner with BD's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  (d) Each Party shall cooperate fully in any action brought under this Section 10.4 by the other Party, including, if required to bring such action, naming the other Party only if a court of competent jurisdiction determines that the other Party is a necessary party to such suit, in which event the Party shall hold the other Party free, clear and harmless from any and all liability of such litigation, including costs, expenses and attorneys' fees. In addition, each Party at all times shall have the right to be represented separately in such action by counsel of its own choice. Any recovery realized as a result of such litigation or related settlement shall first be applied pro rata to reimburse the Parties' costs and expenses of such litigation, and any remaining amounts shall be retained by the Party bringing such action, except the Parties shall share equally any remaining amounts recovered in connection with Joint Patents.

         10.5 SETTLEMENTS. Neither Party may enter into any settlement or consent judgment or other voluntary final disposition of a suit under this
Article 10 that would adversely affect the rights of the other Party without the prior written consent of such Party.

11.      CONFIDENTIALITY

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      20.

         11.1 TREATMENT OF CONFIDENTIAL INFORMATION. A Party receiving or gaining access to Confidential Information, as defined below, (the "Receiving Party") of the other Party (the "Disclosing Party") will (i) maintain in confidence such Confidential Information to the same extent the Receiving Party maintains its own proprietary information (but at a minimum the Receiving Party shall use commercially reasonable efforts), (ii) not disclose such Confidential Information to any Third Party without prior written consent of the Disclosing Party, except for disclosures made in confidence to any Third Party pursuant to a plan approved by the JDT or the Steering Committee, and (iii) not use such Confidential Information for any purpose except as expressly permitted by this Agreement. As used herein, "Confidential Information" shall mean all Information, and any other information and materials, received by the Receiving Party from the Disclosing Party pursuant to this Agreement. Without limiting the generality of the foregoing, the AeroGen Technology shall be deemed Confidential Information of AeroGen, the BD Technology shall be deemed Confidential Information of BD, and the Joint Technology shall be deemed Confidential Information of both Parties. Notwithstanding the foregoing, "Confidential Information" shall not include any Information that:

                  (a) is at the time of receipt by the Receiving Party, or later becomes, generally available to the public without restriction through no breach of this Article 11; or

                  (b) was known to the Receiving Party, without obligation to keep it confidential, prior to its receipt from the Disclosing Party; or

                  (c) is subsequently disclosed to the Receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential; or

                  (d) has been independently developed by the Receiving Party without the aid, application or use of the Disclosing Party's Confidential Information.

         11.2 PUBLICATIONS. Neither Party shall publish or present the results of studies carried out under this Agreement without the opportunity for prior review by the other Party. Each Party agrees to provide the other Party the opportunity to review any proposed abstracts, manuscripts or presentations (including verbal presentations) which relate to any Product at least thirty
(30) days prior to their intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. The Parties agree to review and consider delay of publication and filing of patent applications as appropriate. The Steering Committee will review such requests and recommend subsequent action. Neither Party shall have the right to publish or present Confidential Information of the other Party.

         11.3 PUBLICITY. The Parties agree that the public announcement of the execution of this Agreement shall be in the form of a press release mutually agreed upon. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties, which approval shall not be unreasonably withheld or delayed; provided, however, that any disclosure which is required by law as advised by the disclosing Party's counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      21.

legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure.

         11.4 TERMS OF THE AGREEMENT. The Parties agree that the material terms of this Agreement will be considered Confidential Information of both Parties. Notwithstanding the foregoing, each Party shall have the right to disclose the material terms of this Agreement in confidence to any bona fide potential investor, investment banker, acquirer, merger partner or other potential financial partner (including without limitation a potential Marketing Partner), and where reasonably practicable, shall obtain an adequate binder of confidentiality consistent with the terms of this Agreement.

         11.5 REQUIRED DISCLOSURE. If the Receiving Party is required by any governmental agency, court or other quasi-judicial or regulatory body to provide Confidential Information received under this Agreement, the Receiving Party shall not be liable for such disclosure PROVIDED THAT the Receiving Party, as promptly as reasonably possible, gives notice to the Disclosing Party of the requirement in order that the Disclosing Party may contest the requirement to provide such information and cooperates reasonably with the Disclosing Party in such efforts. In the event that this Agreement is required to be filed with the U.S. Securities Exchange Commission, the Party making such filing shall use commercially reasonable, diligent efforts to avoid the public disclosure of as much Confidential Information as possible, and to consult in good faith with the other Party prior to making such filing.

         11.6 SURVIVAL OF CONFIDENTIALITY. All obligations of confidentiality and non-use imposed upon the Parties under this Agreement shall continue indefinitely until such time as the information that is subject to such obligations no longer comprises Confidential Information under one of the exceptions set forth in Section 11.1.

12.      REPRESENTATIONS AND COVENANTS

         12.1 MUTUAL AUTHORITY. AeroGen and BD each represents and warrants to the other that (a) it has the authority and right to enter into and perform this Agreement, and (b) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement to which it is or becomes a party or by which it is or becomes bound.

         12.2 BD REPRESENTATIONS AND WARRANTIES. BD represents and warrants to AeroGen that as of the Signing Date:

                  (a) To the best of BD's knowledge and belief, none of the BD Technology has been misappropriated from any Third Party nor is the result of any misuse of any Third Party's intellectual property;

                  (b) To the best of BD's knowledge and belief, there is no action, suit or proceeding pending or that has been threatened, orally or in writing, against BD, with respect to the infringement or misappropriation of any Third Party's intellectual property rights through the use of the BD Technology as contemplated hereunder; and

                  (c) To the best of BD's knowledge and belief, the individuals listed on Exhibit 4 have signed BD's standard employment agreement, a form of which is attached as Exhibit 5.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      22.

         12.3 AEROGEN REPRESENTATIONS AND WARRANTIES. AeroGen represents and warrants to BD that as of the Signing Date:

                  (a) To the best of AeroGen's knowledge and belief, the practice of the inventions claimed in the AeroGen Patents as anticipated herein will not infringe upon the intellectual property rights of any Third Party;

                  (b) To the best of AeroGen's knowledge and belief, none of the AeroGen Technology has been misappropriated from any Third Party nor is the result of any misuse of any Third Party's intellectual property;

                  (c) To the best of AeroGen's knowledge and belief, all inventors of the AeroGen Technology existing as of the Effective Date have irrevocably assigned all right, title and interest in the AeroGen Technology to AeroGen; and

                  (d) To the best of AeroGen's knowledge and belief, there is no action, suit or proceeding pending or that has been threatened, orally or in writing, against AeroGen, with respect to the infringement or misappropriation of any Third Party's intellectual property rights through the use of the AeroGen Technology as contemplated hereunder.

         12.4 DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4.7, THIS ARTICLE 12, EXHIBIT 3, AND THE STOCK PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY CONCERNING ITS PATENT RIGHTS OR INFORMATION LICENSED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE VALIDITY OR SCOPE OF ITS PATENT RIGHTS OR THAT PRODUCTS WILL BE FREE FROM INFRINGEMENT OF THE PATENT RIGHTS OF THIRD PARTIES. EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO BOTH ITS TECHNOLOGY AND THE PRODUCT.

13.      TERM AND TERMINATION

         13.1 TERM. This Agreement shall become effective on the Effective Date and shall remain in effect until the later of (a) expiration of the last to expire Valid Claim, or (b) expiration of all of AeroGen's payment obligations under this Agreement unless terminated as earlier provided in Section 13.2 or
13.3 below. In addition, this Agreement may be extended by mutual written consent of the Parties.

         13.2     TERMINATION FOR OTHER THAN CAUSE.

                  (a) FOR FAILURE TO AGREE ON FINAL SPECIFICATIONS. Either Party may terminate this Agreement upon thirty (30) days written notice to the other Party in the event the Parties fail to agree upon the Final
Specifications, as set forth in Section 4.5(f).

                  (b) FAILURE TO SECURE A MARKETING PARTNER OR A QUALIFIED SUPPLIER. Either Party may terminate this Agreement on thirty (30) days written notice in the event that (a) neither Party secures a Marketing Partner, as set forth in Section 6.3, or (b) neither Party secures a Qualified Supplier, as set forth in Section 7.1.

                  (c) THIRD PARTY PATENTS. Either Party may terminate this Agreement at any time in the event that such Party determines, in its sole, reasonable, good faith judgment, that the BD Cartridge, Inhaler or Product cannot be developed or commercialized under this Agreement or the Supply Agreement because of a Third Party Patent that covers the manufacture, having manufactured, use, importation, offering for sale or sale of the BD Cartridge, Inhaler or Product in the United States, subject to the following:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      23.

                           (i)      Prior to providing such notice, such
Party shall refer the issue to the JDT for its analysis of whether the development, manufacture, use, importation, offer for sale or sale of the BD Cartridge, Inhaler or the Product by a Party pursuant to this Agreement would infringe such Patent, and if so, whether a license under such Patent can be obtained on commercially reasonable terms (as determined in the sole discretion of the Party required to obtain such license) and/or whether it is commercially feasible to redesign the BD Cartridge, Inhaler and/or the Product so that such Patent would not be so infringed, and shall recommend a course of action to the Parties; and

                           (ii)     Such Party shall take the JDT's
recommendation under good faith consideration, and if such Party still desires to terminate this Agreement despite such recommendation and the other Party does not desire such termination, then the Parties shall attempt to resolve such dispute first through referral to the Steering Committee and then, if necessary, pursuant to Section 15.2.

         If the Parties are unable to resolve such issue as set forth in subsections (i) and (ii) above, then such Party may terminate this Agreement upon thirty (30) days written notice to the other Party.

                  (d) INABILITY TO DEVELOP A SAFE AND EFFECTIVE PRODUCT. In the event that AeroGen and/or its Marketing Partner is unable to file an NDA for the Product for use in the Field because the data from the Phase III clinical trial for the Product will not support such an NDA, then either Party may terminate this Agreement upon thirty (30) days written notice to the other Party; PROVIDED THAT if the Parties disagree as to whether such data will support such an NDA, such termination shall not be effective until such issue is resolved by the Steering Committee, and, if necessary, through the dispute resolution procedures set forth in Section 15.2.

                  (e) TERMINATION FOR CONVENIENCE. BD may terminate this Agreement without cause and without explanation upon ninety (90) days written notice to AeroGen; PROVIDED THAT in no event will such termination become effective prior to the expiration of the Development Term.

                           (i)      BD OBLIGATIONS. In the event of termination
by BD under this subsection (e), BD's only obligations and liabilities to AeroGen with respect to such termination shall be to:

                                    (A)      Grant AeroGen a royalty-free,
fully paid-up, non-exclusive, sublicenseable, irrevocable license under the BD Technology, [*] in the event BD has any rights thereto, and BD's interest in the Joint Technology, limited to develop, use, make, have made, import, offer for sale and sell the BD Cartridge for use with the Drug in the Field world-wide to the extent legally permissible by BD and subject to any rights or obligations placed upon BD; and

                                    (B)      Covenant (1) not to make, have
made, import, offer for sale and sell the BD Cartridge for use in the Field;
(2) not to make have made, import, offer for sale or sell any titratable container and dispensing mechanism for the pulmonary delivery of any drug which interfits and is compatible with, the Inhaler; and (3) not to manufacture any Royalty-Bearing Cartridge (as defined below in subsection
(i)(F)) with the intent that such Royalty-Bearing Cartridge interfit and be compatible with any AeroGen inhaler device, for use within or outside the Field, nor to have manufactured, use in

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      24.

Phase III clinical trials, sell and/or otherwise transfer to any Third Party, directly or indirectly, either itself or on behalf of a Third Party, any such Royalty-Bearing Cartridge;

                                    (C)      Promptly disclose to AeroGen all BD
Know-How necessary for the manufacture of the BD Cartridge, and upon AeroGen's written request, BD shall provide diligent, commercially reasonable, good-faith assistance and cooperation to enable a Third Party manufacturer to manufacture and supply the BD Cartridge to AeroGen and its Marketing Partner(s) as rapidly as possible;

                                    (D)      Provide AeroGen with any
dedicated tooling developed directly as a result of the Technical Development Program necessary for making the BD Cartridge; and continue to manufacture and supply to AeroGen those components of the BD Cartridge which require the use of molding or tooling used for manufacture of the BD Cartridge as well as other Products, for a period of twelve (12) months after the effective date of each termination, at a price equal to [*]; and

                                    (E)      Pay to AeroGen one million
dollars ($1,000,000) within ten (10) business days of AeroGen's receipt of such termination notice; and

                                    (F)      Pay to AeroGen a running royalty
equal to [*] of the net sales (as defined below) of any Drug-filled Cartridge used in connection with the pulmonary delivery of the Drug in the Field sold after the effective date of such termination by either BD or any licensee or any other third party with which BD contracts and covered by a claim of an issued and unexpired Patent as provided in subsection (ii)(B) below ("Royalty-Bearing Cartridge"). As used herein, "net sales" shall have the meaning set forth in
Section 9.3(d), except that references to "AeroGen" therein shall be changed to "BD".

                           (ii)     TERM OF NON-COMPETE OBLIGATION & ROYALTY
OBLIGATION.

                                    (A)      BD's obligation under subsection
(i)(B) above not to make, have made, import, offer for sale and sell the BD Cartridge for use in the delivery of Drug in the Field, or any Cartridge which interfits with or is compatible with the Inhaler, or any Royalty-Bearing Cartridge which interfits with any AeroGen inhaler shall commence with the effective date of such termination and expire, on a country-by-country basis, on the later of ten (10) years from the effective date of such termination or the date of expiration of the last to expire Patent in such country containing a claim of an issued and unexpired Patent that (1) is included within the Development Patents, (2) claims the manufacture, use or sale of the BD Cartridge, and (3) has not been held unenforceable, unpatentable, or invalid by a court or other governmental agency of competent jurisdiction, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; and

                                    (B)      BD's obligation under subsection
(i)(F) above to pay a royalty to AeroGen in connection with a Royalty-Bearing Cartridge shall commence with and continue, on a country-by-country basis, with the date of issuance of the first to issue until the date of expiration of the last to expire Patent in such country containing a claim of an issued and unexpired Patent that (1) is included within the Development Patents, (2) claims the manufacture, use or sale of the BD Cartridge and the Royalty-Bearing Cartridge, and (3) has not been held unenforceable, unpatentable, or invalid by a court or other governmental agency of competent jurisdiction, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

                           (iii)    AEROGEN'S RIGHTS OUTSIDE THE FIELD. In the
event of termination by BD under this Subsection (e), and notwithstanding
Section 8.3, AeroGen shall be granted the right and license by BD, to make, have made, use, sell, offer for sale or import the BD Cartridge for the pulmonary delivery of certain drugs (other than the Drug) as provided herein. Within thirty (30) days following the effective date of termination of this Agreement under this Section

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      25.

13.2(e), AeroGen shall select no more than [ * ] specific drugs, i.e., distinct chemical entities with respect to which it desires a license under this Subsection 13.2(e)(iii) and identify such drugs in writing to BD (the "Initial Licensed Drugs"). Upon receipt of such notice of the Initial Licensed Drugs by AeroGen, BD shall promptly inform AeroGen in writing as to whether such drugs have not been exclusively licensed, exclusively optioned or otherwise subject to any prior commitments to a Third Party and thus are available for non-exclusive license grant to AeroGen (each, an "Available Drug"). In the event any such identified drugs are not Available Drugs, AeroGen shall have an additional thirty days in which to select a replacement for each prior selected drug which was not an Available Drug. Such election and notification period shall continue until AeroGen has identified [*] Available Drugs, whereupon BD shall grant to AeroGen a royalty-bearing, non-exclusive, worldwide license (with the right to sublicense to licensees of the AeroGen technology only with respect to AeroGen's right to use, sell and offer for sale the BD Cartridge), to make, have made, use, sell, offer for sale or import the BD Cartridge for the pulmonary delivery of such Available Drugs, including the right to modify the BD Cartridge to the extent necessary to use it in connection with the pulmonary delivery of such Available Drugs. In exchange for such license, AeroGen shall pay to BD a royalty of [*] of the net sales of all BD Cartridges filled with Available Drug. Notwithstanding the foregoing, such license shall expire and the rights revert to BD, on an Available Drug by Available Drug basis, in the event AeroGen or its sublicensee fails to both (i) [ * ] within [ * ] from the date of such license grant and (ii) [ * ] within [ * ] from the date of such license grant, with respect to a product incorporating such Available Drug. BD further agrees that, in the event AeroGen desires to obtain a license under the above described terms with respect to any other Available Drug other than the initial [*] Available Drugs, AeroGen shall notify BD within such thirty (30) day period described above, and each such license shall be granted subject to the payment by AeroGen to BD of [*] at the time of grant of such license, such fee to be creditable against royalties at the rate provided above. As used in this Subsection (iii), "Net sales" shall be defined as provided in Section 9.3(d). The royalty hereunder shall commence with, and continue, on a country by country basis, with the date of issuance of the first to issue until the date of expiration of the last to Expire Patent in such country containing a claim of an issued and unexpired Patent owned or controlled by BD and covering the manufacture, use, sale, offer for sale or importation of the BD Cartridge.

         13.3     TERMINATION FOR BREACH.

                  (a) If either Party believes that the other is in material breach of this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party. In such notice the non-breaching Party shall identify the actions or conduct that such Party would consider to be an acceptable cure of such breach. The allegedly breaching Party shall have sixty
(60) days to either cure such breach or, if cure cannot be reasonably effected within such 60-day period, to deliver to the other Party a reasonably acceptable plan for curing such breach. Such a plan shall set forth a program for achieving cure as rapidly as practicable. Following delivery of such plan, the breaching Party shall use commercially reasonable diligent efforts to carry out the plan and cure the breach, subject to the non-breaching Party's acceptance of such plan.

                  (b) If the Party receiving notice of material breach fails to cure such breach within the 60-day period, or the Party providing the notice reasonably determines that the proposed corrective plan or the actions being taken to carry it out is not commercially

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      26.

practicable, the Party originally delivering the notice may terminate this Agreement upon thirty (30) days advance written notice.

         13.4 EFFECT OF TERMINATION. Except as provided in Section 13.2(e), upon termination of this Agreement:

                  (a) All licenses granted by each Party to the other pursuant to Article 8 shall terminate.

                  (b) Each Party shall, within sixty (60) days of such termination, return all Confidential Information of the other Party in its possession; PROVIDED, HOWEVER, that each Party may retain an archival copy of such Confidential Information solely for determining the scope of its confidentiality obligations hereunder.

         13.5 BANKRUPTCY RIGHTS. In the event that this Agreement is terminated or rejected by a Party or its receiver or trustee under applicable bankruptcy laws due to such Party's bankruptcy, then all rights and licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code and any similar law or regulation in any other country, licenses of rights to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code. The Parties agree that all intellectual property rights licensed hereunder, including without limitation any patents or patent applications of a Party in any country covered by the license grants under this Agreement, are part of the "intellectual property" as defined under Section 101(52) of the Bankruptcy Code subject to the protections afforded the non-terminating Party under Section 365(n) of the Bankruptcy Code, and any similar law or regulation in any other country.

         13.6 SURVIVAL. The following provisions shall survive termination of this Agreement: Sections 7.3(c), 9.6, 12.4, 13.2(e), 13.4 and 13.6, and
Articles 10, 11, 14 and 15. Termination of this Agreement shall not relieve either Party of any liability which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party's right to obtain performance of any obligation. The remedies provided under this Agreement are cumulative, and are not exclusive of other remedies available to a Party in law or equity.

14.      INDEMNIFICATION

         14.1 BY AEROGEN. AeroGen hereby agrees to indemnify, defend and hold harmless BD and its officers, directors, agents and employees from and against any and all Losses from any Third Party claim resulting directly or indirectly from (a) AeroGen's breach of any of its covenants or representations and warranties hereunder, or (b) the negligence or wrongdoing of AeroGen, but only to the extent such Losses do not result from the negligence or wrongdoing of BD.

         14.2 BY BD. BD hereby agrees to indemnify, defend and hold harmless AeroGen and its officers, directors, agents and employees from and against any and all Losses from any Third Party claim resulting directly or indirectly from
(a) BD's breach of any of its covenants or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      27.

representations and warranties hereunder, or (b) the negligence or wrongdoing of BD, but only to the extent such Losses do not result from the negligence or wrongdoing of AeroGen. Additional indemnification obligations of BD with respect to its manufacture and supply of the BD Cartridge shall be set forth in the Supply Agreement.

         14.3 APPORTIONMENT. Consistent with the foregoing, in the event any Losses from any Third Party relate specifically to the Interface, each Party hereby agrees to indemnify, defend and hold harmless the other Party and its officers, directors, agents and employees with respect to that portion of any such Losses apportioned between the Parties based upon each Party's percentage of all Royalties received from each Marketing Partner; provided, however, that this Section 14.3 shall not apply to any such Losses arising from the indemnifying Party's breach of any of its covenants or representations and warranties hereunder.

         14.4 NOTICE AND PROCEDURES. In all cases where one Party seeks indemnification by the other under this Article 14, the Party seeking indemnification shall promptly notify the indemnifying Party of receipt of any claim or lawsuit covered by such indemnification obligation and shall cooperate fully with the indemnifying Party in connection with the investigation and defense of such claim or lawsuit. The indemnifying Party shall have the right to control the defense, with counsel of its choice, provided that the non-indemnifying Party shall have the right to be represented by advisory counsel at its own expense. The indemnifying Party shall not settle or dispose of the matter in any manner which could negatively and materially affect the rights or liability of the non-indemnifying Party without the non-indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed.

15.      MISCELLANEOUS

         15.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Supply Agreement and the Stock Purchase Agreement sets forth the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof, and all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to such subject matter, and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

         15.2 DISPUTE RESOLUTION. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder, the Parties shall try to settle their differences amicably between themselves by referring the disputed matter to the Chief Executive Officer of AeroGen and the Vice President and General Manager of BD Consumer Healthcare for discussion and resolution. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) days of such notice the Chief Executive Officer of AeroGen and the Vice President and General Manager of BD Consumer Healthcare shall meet for attempted resolution by good faith negotiations. If such personnel are unable to resolve such

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      28.

dispute within thirty (30) days of initiating such negotiations, each Party may thereafter pursue any and all rights and remedies it may have at law or equity. If mutually agreeable, the Parties may explore alternative forms of dispute resolution, such as mediation and/or arbitration. Notwithstanding any other provision of this Section 15.2, either Party may seek a temporary restraining order or injunction against the other Party in the event of a breach of any confidentiality obligation hereunder, or to prevent a Party's wrongful use of any intellectual property hereunder.

         15.3 FORCE MAJEURE. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the non-performing Party takes reasonable efforts to remove the condition. For purposes of this Agreement, "force majeure" shall include conditions beyond the control of the Parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payor because of a force majeure affecting the payor.

         15.4 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

                  For AeroGen:    AeroGen, Inc.
                                  1310 Orleans Drive
                                  Sunnyvale, CA 94089
                                  Attention: Chief Executive Officer

                  With a copy to: Cooley Godward LLP
                                  Five Palo Alto Square
                                  3000 El Camino Real
                                  Palo Alto, CA  94306
                                  Attention:  Barbara A. Kosacz, Esq.

                  For BD:         Becton, Dickinson and Company
                                  1 Becton Drive
                                  Franklin Lakes, NJ 07417-1866
                  Attention:      VP and General Manager, BD Consumer Healthcare

                  With a copy to: Becton, Dickinson and Company
                                  1 Becton Drive
                                  Franklin Lakes, NJ 07417-1866
                                  Attention: VP and General Counsel

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      29.

         15.5 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, COLLATERAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT.

         15.6 CONSENTS NOT UNREASONABLY WITHHELD OR DELAYED. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised, unless expressly stated that such consent is to be given in such Party's sole discretion.

         15.7 INDEPENDENT CONTRACTORS. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

         15.8 MAINTENANCE OF RECORDS. Each Party shall keep and maintain all records required by law or regulation with respect to the Product and shall make copies of such records available to the other Party upon request.

         15.9 UNITED STATES DOLLARS. References in this Agreement to "Dollars" or "$" shall mean the legal tender of the United States of America.

         15.10 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         15.11 ASSIGNMENT. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except a Party may make such an assignment without the other Party's consent to a successor-in-interest to substantially all of the business assets of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.11 shall be null and void and of no legal effect. This Agreement shall be binding upon and shall inure to the benefit of each Party's successors-in-interest and permitted assigns.

         15.12 PERFORMANCE BY AFFILIATES. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through one or more of its Affiliates, provided, however, that each Party shall remain responsible for and shall guarantee such performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      30.

Affiliate, for any obligation or performance hereunder prior to proceeding directly against such Party.

         15.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.14 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         15.15 SEVERABILITY. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

         15.16 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

         15.17 HEADINGS. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

         15.18 NO WAIVER. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      31.

         IN WITNESS WHEREOF, the Parties have executed this Agreement in by their proper officers as of the date and year first above written.

BECTON, DICKINSON AND COMPANY                   AEROGEN, INC.

By:/s/ Gary M. Cohen                            By: /s/ Jane E. Shaw
   -----------------------------------------       --------------------

Name:  Gary M. Cohen                            Name:  Jane E. Shaw
     ---------------------------------------         ------------------

Title: President - Worldwide Medical Systems    Title:  Chairman / Ceo
      --------------------------------------          -----------------


EXHIBIT 1  CRITICAL SYSTEM SPECIFICATIONS

EXHIBIT 2  TECHNICAL DEVELOPMENT PLAN

EXHIBIT 3  SUPPLY AGREEMENT TERMS

EXHIBIT 4  POTENTIAL INVENTORS

EXHIBIT 5  FORM OF EMPLOYMENT AGREEMENT

EXHIBIT 6  DIAGRAM OF AEROGEN INHALER AND BD CARTRIDGE


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      32.

                                    EXHIBIT 1

                         CRITICAL SYSTEM SPECIFICATIONS

                                      [*]










[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      33.

                                    EXHIBIT 2

                           TECHNICAL DEVELOPMENT PLAN

                                      [*]
                                          [*]






[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      34.

                                    EXHIBIT 3

                             SUPPLY AGREEMENT TERMS

1. PURCHASE AND SUPPLY OBLIGATIONS. AeroGen shall purchase its and its Marketing Partners' requirements of BD Cartridges from BD, except as provided herein in the event of a supply default. BD shall manufacture and supply to AeroGen and its Marketing Partners their requirements for the BD Cartridge in accordance with binding purchase orders provided by AeroGen as described below.

2.       EXCLUSIVITY.

         During the term of the Supply Agreement, BD agrees that it shall not:

                           (i) manufacture, have manufactured, use in Phase III clinical trials or sell and/or otherwise transfer to any Third Party, directly or indirectly, either itself or on behalf of a Third Party, the BD Cartridge for use in the Field;

                           (ii) manufacture, have manufactured, use in Phase III clinical trials or sell and/or otherwise transfer to any Third Party, directly or indirectly, either itself or on behalf of a Third Party, any titratable container and dispensing mechanism for the pulmonary delivery of any drug, which interfits and is compatible with the Inhaler; and

                           (iii) manufacture, have manufactured, use in Phase III clinical trials or sell and/or otherwise transfer to any Third Party, directly or indirectly, either itself or on behalf of a Third Party, any Development Patent Cartridge (as defined in Section 7.3(e) of the Development Agreement) with the intent that such Development Patent Cartridge interfit and be compatible with any AeroGen inhaler device, for use within or outside the Field.

3.       TRANSFER PRICE.

         BD will manufacture the BD Cartridge (unfilled with Drug) and transfer the same to AeroGen for a [*] during the first year of commercial sale; and for a [*] during the second year of commercial sale.

         Following the second full year following commercial sale of the Retail Product and each subsequent year, provided that AeroGen orders at least [*] BD Cartridges during such year, the Transfer
         Price of the unfilled BD Cartridge shall be equal to BD's Cost of Goods (as defined below) [ * ], but in no event greater than [*].
         Any reduction in Cost of Goods of the unfilled BD Cartridge below [*] shall be shared between BD and AeroGen as follows: (i) from [ * ] to a Cost of Goods greater than or equal to [ * ], BD receiving [ * ] and AeroGen receiving [ * ] of the benefit of such cost savings and
         (ii) for any additional reduction in BD's Cost of Goods less than [ * ], BD receiving [ * ] and AeroGen receiving [ * ]. For example, should the Cost of Goods be reduced to [*], then BD would receive a Transfer Price [ * ] for the unfilled BD Cartridge [ * ], and, should the Cost of Goods be reduced to [ * ], then BD would receive a Transfer Price of [ * ] for the unfilled BD Cartridge [ * ]. In the event the [*] or any subsequent year production volume is less than [*] units, then the steady state transfer price shall be the actual Cost of Goods [ * ] per unfilled BD Cartridge. In the event BD sells or otherwise transfers to a Third Party any Development Patent Cartridge filled with the Drug for use in the Field, such [*] unit threshold shall be reduced proportionately.

         In the event the titratable container of the BD Cartridge includes a [*] shall be transferred to AeroGen as follows: (i) when BD's Cost of Goods is equal to or greater than [ * ], at [*] and (ii) when BD's Cost of Goods is less than [ * ], at BD's Cost of Goods [*]. For example, should the Cost of Goods equal [*], the transfer price of [*] mechanism shall be [*].

         "COST OF GOODS" means the cost of manufacturing, supplying and shipping the BD

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      35.

         Cartridge, and shall consist of (i) in the case of products and/or services acquired from Third Parties, payments to such Third Parties (including, for example, charges by such Third Parties for an allocation of overhead for production of components of the BD Cartridge), and (ii) in the case of manufacturing services performed by BD, including manufacturing services in support of Third Party manufacturing, the actual unit costs of the manufacture, plus the variances and other costs specifically provided for herein. Actual unit costs shall consist of direct material and direct labor costs plus manufacturing overhead attributable directly to the BD Cartridge, all calculated in accordance with BD Financial Policies and Generally Accepted Accounting Principles ("GAAP").

                           (a) As used herein, "direct material costs" shall include the costs of materials (including waste), including applicable taxes imposed thereon, shipping costs and customs duty and charges levied by government authorities, and the costs of packaging components.

                           (b) As used herein, "direct labor" shall include the cost of employees engaged in direct manufacturing activities and direct or indirect quality control and quality assurance activities who are directly employed in the manufacture, testing and/or packaging of the BD Cartridge.

                           (c) "Overhead attributable directly to the BD Cartridge" shall include a reasonable and customary allocation of indirect labor (not previously included in direct labor), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs (including but not limited to, electricity, water, sewer, waste disposal, property taxes, and depreciation over the expected life of buildings and equipment), unless otherwise agreed upon by the Steering Committee. Such allocations shall be in accordance with BD's general business practice, and GAAP. Attributable overhead shall not include corporate overhead or plant start-up costs not otherwise allocable to the manufacture of the BD Cartridge, nor shall attributable overhead include costs associated with capacity not used in the manufacture of the BD Cartridge. Actual costs shall exclude costs associated with excess capacity not directly related to the BD Cartridge.

                           (d)      Cost of Goods shall also include
         manufacturing variances and other attributable non-standard costs.

4. FORECASTS. In order to assist BD in its production planning, AeroGen would submit to BD at least six (6) months prior to the commencement of the market launch of the Product a non-binding forecast of its best estimate of its purchase requirements of the BD Cartridge for the first twelve (12) months of marketing of the BD Cartridge by month. Thereafter, AeroGen would provide BD with an updated non-binding rolling estimate of its purchase requirements for the BD Cartridge on a monthly basis for the subsequent twelve (12) month period. Forecasts in excess of BD's capacity would need to be mutually agreed upon between BD and AeroGen.

5.       ORDERS.  Within thirty (30) days of signing a Supply Agreement,
         AeroGen would submit to BD a binding purchase order for its requirements for the BD Cartridge for the first [*] months of marketing. Thereafter, AeroGen would provide BD with an updated binding

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      36.

         purchase order of its requirements for the BD Cartridge, each month, at least [*] months before requested delivery ("Purchase Order"), and BD would confirm all Purchase Orders within at least twenty (20) days of receipt. In each Purchase Order for any month, AeroGen would state, after consultation with BD, a reasonable delivery schedule for the BD Cartridge to be delivered. BD would make a reasonable business effort to comply with unplanned changes in Purchase Orders but would not be required to accept orders for the BD Cartridge that are not within [*] of the quantity forecasted subject to BD's capacity. Orders for the BD Cartridge in excess of such amounts would be subject to acceptance by BD in its reasonable discretion. However, BD would exercise reasonable business efforts to meet any changes, including schedule and quantity changes.

6. SHIPMENT AND DELIVERY. The BD Cartridge would be packed and shipped in accordance with a shipping specifications to be mutually agreed to in writing between the Parties. Each such shipment shall contain any documents and/or information mutually agreed upon by the Parties in connection with the manufacture and shipment of the BD Cartridge (collectively, "Documentation"). The BD Cartridge would be shipped F.O.B. point of origin, unless otherwise mutually agreed. Risk of loss or damage would pass to AeroGen upon delivery to the common carrier. AeroGen would specify in the applicable purchase order the destination for each shipment. The quantity shipped may vary within [*] of the confirmed order; provided that AeroGen shall only be required to pay for those quantities actually shipped. No provision on AeroGen's purchase order forms which may purport to impose different conditions upon a Party, nor any other modifications of the Supply Agreement, would be of any force or effect, unless in writing and signed by the Parties claimed to be bound thereby. All Documentation required in connection with a shipment would be forwarded to the attention of AeroGen, unless otherwise specified in writing by AeroGen.

7.       INSPECTION, REJECTION AND ACCEPTANCE.

                  (a) Within thirty (30) days of receipt of each shipment of BD Cartridges, in addition to any usual and customary incoming inspection including examination of the external appearance and integrity of the packaging, and before any use of the BD Cartridge, AeroGen or its designee, shall inspect each shipment of the BD Cartridges, in accordance with a mutually agreed upon inspection procedure. If AeroGen finds that the BD Cartridges do not conform to the Final Specifications, AeroGen shall within ten (10) days after the discovery of the non-conforming BD Cartridges, give BD written notice of any claim setting forth the details of such non-conformity, or otherwise shall be deemed to have accepted the BD Cartridges. BD in its discretion shall either repair or replace any non-conforming the BD Cartridge at BD's expense and at no cost to AeroGen. In accordance with BD's request, any the BD Cartridge which does not conform to the Specifications shall either be returned to BD or destroyed at BD's expense.

                  (b) In the event the Parties disagree as to whether a shipment of the BD Cartridges or a portion thereof conforms to the Final Specifications, the rejected BD Cartridges would be submitted to a mutually acceptable third party testing laboratory, which would determine whether such BD Cartridges meet the Final Specifications. The Parties agree that such testing laboratory's determination would be final and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      37.

         determinative. The Party against whom the testing laboratory rules would bear the reasonable costs of the testing laboratory. If the testing laboratory rules that the BD Cartridges meet the Final Specifications, AeroGen would purchase the BD Cartridges at the agreed-upon price, irrespective of whether BD has already replaced same. If the testing laboratory rules that the BD Cartridges do not meet the Final Specifications and the BD Cartridges were not replaced, BD would credit AeroGen's account in an amount equal to the purchase price of the rejected BD Cartridges, or refund that sum to AeroGen, as appropriate.

8. TITLE. Title to the BD Cartridges shipped by BD for a given purchase order would pass to AeroGen upon delivery to the common carrier. BD shall warrant that upon such delivery, BD shall convey good title thereto, free and clear from any lawful security interest or lien or encumbrance.

9. INVOICES. BD would invoice AeroGen upon each shipment of the BD Cartridge, and AeroGen would pay the full balance of each invoice in U.S. Dollars, less any applicable credits for rejected goods or if volumes rise so as to meet the next qualified price levels or charge backs if volumes fall below quoted levels, including those within thirty (30) days of delivery by BD to the common carrier. All such invoices would be forwarded as specified by AeroGen.

10.      INTELLECTUAL PROPERTY REPRESENTATIONS AND WARRANTIES.

                  (a) AeroGen represents and warrants that to the best of its knowledge and belief the manufacture, use, sale, offer for sale or importation of the Product will not infringe any valid and enforceable claim of any third party patent.

                  (b) BD represents and warrants that to the best of its knowledge and belief, the manufacture, use, sale, offer for sale or importation of the BD Cartridge will not infringe any valid and enforceable claim of any third party patent.

11.      PRODUCT WARRANTIES AND DISCLAIMER.

                  (a) BD shall warrant to AeroGen that (a) all BD Cartridges manufactured and supplied under the Supply Agreement (i) will meet the Final Specifications, (ii) will be manufactured and supplied in accordance with quality systems regulations and other mutually agreeable standards, and (iii) will be free from defects in materials and workmanship. Claims on account of quality, loss or damage to the BD Cartridge will need to be made by AeroGen in writing within thirty (30) days following delivery to BD, unless otherwise mutually agreed to in writing between the Parties. AeroGen's sole and exclusive remedy, and BD's sole obligation under the warranty (except with respect to Latent Defects as defined in Sub-Section 15(c)) will be the repair or replacement, at BD's sole option, of any defective BD Cartridges. The warranty will not apply to (a) any BD Cartridge that had been misused, neglected, altered, abused or used by a party other than BD for any purpose other than the one for which it was manufactured or (b) any damages or defects caused by unauthorized repair or use of unauthorized parts or components. If no claim is made by AeroGen within the thirty (30) day period of time, the BD Cartridge

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      38.

         will be deemed acceptable to AeroGen, and BD will no longer have any liability with respect thereto.

                  (b) ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. IN ADDITION, BD EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES REGARDING THE PERFORMANCE, SAFETY AND EFFICACY OF THE BD CARTRIDGE IN COMBINATION WITH THE INHALER OR ANY OTHER CARTRIDGE OR COMPONENTS.

12.      CHANGES TO THE BD CARTRIDGE.

                  BD shall not make any material or process changes that would affect any regulatory approvals obtained with respect to the BD Cartridge. Notwithstanding the foregoing, BD may make such changes if they would not have any material effect on the BD Cartridge or the Product, solely to the extent permitted by QSR and other applicable laws and regulations.

13.      PRODUCT DISCONTINUANCE AND SUPPLY DEFAULT.

                  In the event BD wishes to discontinue the manufacture and supply of the BD Cartridge, BD shall provide AeroGen with at least [*] months prior, written notice of discontinuation. In addition, BD agrees to continue to supply AeroGen with the BD Cartridge for at least [*] months from the date of such notice, during which period of time, BD shall provide AeroGen with diligent, commercially reasonable, good-faith assistance and cooperation to enable a Third Party manufacturer to manufacture and supply the BD Cartridge to AeroGen and its Marketing Partner(s) as rapidly as possible.

14.      REGULATORY MATTERS.

                  (a) AeroGen shall be responsible, at its expense, for diligently filing and prosecuting any authorizations or approvals for the commercial manufacture and sale of the Product, including the BD Cartridge, and shall diligently respond to any comments or concerns raised by such regulatory authorities. AeroGen shall provide BD with any registration dossier or materials, and any amendment thereof, that are in its possession or control in respect of the Product, including the BD Cartridge. In addition, AeroGen shall promptly notify BD of an inquires from or comments or concerns raised by any regulatory authorities with respect to the Product or the BD Cartridge.

                  (b) BD shall have full access and the right of reference to the other AeroGen's regulatory filings and approvals, but only to the extent necessary and appropriate for the filing of any necessary regulatory submissions.

15.      INSPECTIONS AND AUDITS.

                  (a) Upon written request to BD, AeroGen shall have the right to have representatives visit BD's manufacturing facilities during normal business hours to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      39.

         review BD's manufacturing operations and assess its compliance with QSR and quality assurance standards and to discuss any related issues with BD's manufacturing and management personnel.

                  (b) BD shall notify AeroGen within two (2) business days of any planned inspection by any regulatory agency which may have an impact on the manufacturing of the BD Cartridge. BD shall forward to AeroGen copies of all regulatory communications with respect to the BD Cartridge within two (2) business days of receipt of such communications by BD.

16.      ADVERSE EVENT REPORTING AND RECALLS.

                  (a) The Parties shall, throughout the duration of the Supply Agreement, notify one-another within two (2) business days after receiving any information concerning any complaint, injury, or sensitivity reaction associated with the use of the Product or the BD Cartridge, whether or not considered related to the Product or the BD Cartridge. The information shall be collected by the recipient of such information in accordance with a Standard Operating Procedure to be agreed to by the Parties and provided to the other in the form of a report. The report shall indicate if the performance of the Product or the BD Cartridge contributed to the event. The Parties shall require any third party under contract with either of the Parties to provide such information to both Parties on an expedited basis, the receipt of which information shall trigger the notification requirements set forth in this Section. If the adverse event is serious (including an adverse event that is fatal or life-threatening, is permanently or significantly disabling, or requires or prolongs in-patient hospitalization), then the recipient of such information shall use its best efforts to notify the other Party within one (1) business day after receipt of such information. In addition, moderately severe adverse events requiring medical intervention such as significant unexplained hypoglycemia, allergic bronchospasms requiring emergency room treatment, new abnormal liver function tests or abnormal CBC shall be reported to the other Party within three (3) business days. All notifications pursuant to this Section shall be by facsimile with confirmation copy by Certified or Registered mail and shall be written out on designated adverse event forms to be agreed to by the Parties.

                  (b) If customer complaints other than those described above are received by either Party regarding the performance of the Product or the BD Cartridge, the Parties will exchange this information within five (5) business days after receipt of such information. Monthly reports summarizing any complaints or defects relating to the performance of the Product or the BD Cartridge shall be exchanged by the Parties. Efforts will be made to retrieve defective Product or the BD Cartridge and return them in the case of the Inhaler to AeroGen and in the case of the BD Cartridge to BD. All such reports and information obtained by either Party or exchanged under this Section shall be treated as Confidential Information in accordance with the terms of the Insulin Inhaler Development Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      40.

                  (c) AeroGen shall notify BD promptly if any Product or any BD Cartridge manufactured by BD hereunder is the subject of a recall or correction, and AeroGen and/or its designee shall have the sole responsibility for the handling and disposition of such recall or correction. In the event that a recall is required during the shelf-life of the BD Cartridge as a result of any non-compliance of the BD Cartridge with the Final Specification and if such non-compliance was not reasonably discoverable by AeroGen with the inspection performed pursuant to Section 6 in accordance with the mutually agreed inspection procedure (hereinafter referred to as "Latent Defect"), and AeroGen recalls either the Product or the BD Cartridge primarily due to such Latent Defect of the BD Cartridge, then, in addition to repair or replacement, BD shall reimburse AeroGen for the reasonable costs and expenses associated with such recall or correction, but only to the extent that the foregoing costs and expenses are directly attributable to BD's breach of its warranties under Sub-Section 10(a)(i). In all other events of a recall, all costs and expenses incurred in connection with such recall or correction shall be borne by AeroGen. AeroGen and/or its designee shall serve as the sole point of contact with the FDA or other applicable regulatory authority concerning any recall or correction with respect to the Product and the BD Cartridge.

17.      INDEMNITIES.

                  (a) INDEMNIFICATION BY AEROGEN. AeroGen shall indemnify, defend (subject to Sub-Section (e) below) and hold BD harmless from and against any and all claims, demands, actions, suits, causes of action, damages and expenses (including but not limited to expenses of investigation, settlement, litigation and reasonable attorneys' fees incurred in connection therewith) which are hereafter made, sustained or brought against BD by any third party (i) for the recovery of damages to personal property or bodily injury, illness or death of any third party caused or alleged to be caused by the use, distribution, or sale of the Retail Product, or the BD Cartridge by AeroGen or its sublicensees, or (ii) arising out of or resulting from allegations against BD that the manufacture, use, offer for sale, sale or importation of the Inhaler infringes a third party patent or trademark to which BD has no ownership or license rights thereunder, unless in each such case, such claims, demands, actions, suits, causes of action, damages or expenses allegedly occurred as a result of BD's negligence, willful misconduct, or breach of its representations and warranties contained herein.

                  (b) INDEMNIFICATION BY BD. BD shall indemnify, defend (subject to Sub-Section (e) below) and hold AeroGen harmless from and against any and all claims, demands, actions, suits, causes of action, damages and expenses (including, but not limited to expenses of investigation, settlement, litigation and reasonable attorneys' fees incurred in connection therewith) which are hereafter made, sustained or brought against AeroGen by any third party (i) to the extent arising out of or resulting from BD's negligence, willful misconduct or breach of its representations and warranties contained herein, or (ii) arising out of or resulting from allegations against AeroGen that the manufacture, use, sale, offer for sale or importation of the BD Cartridge infringes a third party patent or trademark to which AeroGen has no ownership or license rights thereunder; provided, unless such claims, demands, actions, suits, causes of action,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      41.

         damages or expenses allegedly occurred as a result of AeroGen's negligence, willful misconduct, or breach of its representations and warranties contained herein.

                  (c) LIMITATION OF LIABILITY. Under no circumstances shall either Party be liable to the other Party for any special, indirect, consequential or incidental damages, including, but not limited to, loss of profits or revenues or damage to or loss of other products, property and/or equipment incurred by such Party or AeroGen's Marketing Partner or Qualified Supplier, or any other party seeking indemnification hereunder. In addition, BD shall not be liable for any damages arising or resulting from any failure of BD or AeroGen to warn, or to adequately warn, against the dangers of the BD Cartridge or failure of BD or AeroGen to instruct or to adequately instruct, about the safe and proper use of the BD Cartridge, or any damages arising or resulting from the filling and/or assembly of the BD Cartridge by AeroGen or any third party.

                  (d) APPORTIONMENT. Consistent with the foregoing, in the event any and all such claims, demands, actions, suits, causes of action, damages and expenses (including, but not limited to expenses of investigation, settlement, litigation and reasonable attorneys' fees incurred in connection therewith) relate to the Interface, each Party hereby agrees to indemnify, defend and hold harmless the other Party and its officers, directors, agents and employees with respect to that portion of any such claims, demands, actions, suits, causes of action, damages and expenses (including, but not limited to expenses of investigation, settlement, litigation and reasonable attorneys' fees apportioned between the Parties based upon each Party's percentage of all Royalties received from each Marketing Partner.

                  (e) PROCEDURES. SHOULD A PARTY (THE "INDEMNIFIED PARTY") INTEND TO CLAIM INDEMNIFICATION HEREUNDER, IT SHALL PROMPTLY NOTIFY
         THE OTHER PARTY ("INDEMNIFYING PARTY") IN WRITING OF ANY LOSS, CLAIM, DAMAGE, LIABILITY OR ACTION IN RESPECT OF WHICH SUCH INDEMNIFIED PARTY INTENDS TO CLAIM SUCH INDEMNIFICATION, AND THE INDEMNIFYING PARTY SHALL BE ENTITLED, BUT NOT OBLIGATED, TO ASSUME THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY, AND THE INDEMNIFIED PARTY, INCLUDING ITS EMPLOYEES AND AGENTS, SHALL COOPERATE FULLY WITH INDEMNIFYING PARTY AND ITS LEGAL REPRESENTATIVES IN THE INVESTIGATION AND DEFENSE OF ANY ACTION, CLAIM OR LIABILITY COVERED BY THIS SECTION.

                  (f) EXCEPT AS PROVIDED HEREIN, BD MAKES NO OTHER WARRANTIES AND ASSUMES NO OTHER OBLIGATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE BD CARTRIDGE OR THE PRODUCT. ALL OTHERS ARE HEREBY DISCLAIMED BY BD.

18. TERM. The term of the Supply Agreement would be for an initial period of five (5) years. The Supply Agreement would be automatically renewed for additional two (2) year periods unless either Party provides the other Party with written notice of its desire not to renew the Supply Agreement at least eighteen (18) months before the expiration of the term of such Supply Agreement or any renewal thereof.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      42.

                                    EXHIBIT 4

                               POTENTIAL INVENTORS

                                      [*]





[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      43.

                                    EXHIBIT 5

                      FORM OF STANDARD EMPLOYMENT AGREEMENT

                               EMPLOYEE AGREEMENT

                                      [*]








[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      44.

                                    EXHIBIT 6

                         AEROGEN INHALER WITH BD CARTRIDGE

                                      [*]







[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      45.